                                                                    EXHIBIT 10.2

                                 AGREEMENT FOR
                                 SALE OF STOCK



                                    BETWEEN



                           ROSIE ACQUISITION, L.L.C.



                                      AND


                             DSI ACQUISITION, INC.
           (A WHOLLY OWNED SUBSIDIARY OF ROSIE ACQUISITION, L.L.C.)



                                      AND



                         DIVERSIFIED SPECIALISTS, INC.



                                      AND



                                  TOMMY MOSS



                               December 11, 1995

                                 AGREEMENT FOR
                                 SALE OF STOCK


     THIS AGREEMENT, dated as of December 11, 1995 (this "Agreement"), is by
                                                             ---------
and among Rosie Acquisition, L.L.C., a Texas limited liability company

("Buyer"), DSI Acquisition, Inc., a Texas corporation and a wholly owned
  -----
subsidiary of Buyer ("Rosie Subsidiary"), and Tommy Moss, an individual residing
                      ----------------
in Houston, Harris County, Texas ("Moss") and Diversified Specialists, Inc., a
                                   ----
Texas corporation ("DSI"). The Buyer, Rosie Subsidiary, Moss and DSI are sometimes together referred to herein as the "Parties".
                                              -------

                                   RECITALS
                                   --------

     Moss owns 1,000 shares of the common stock, $1.00 par value ("Common Stock") of DSI. The shares of Common Stock owned by Moss are hereinafter referred to as the "Moss Shares".
                    -----------

     The Moss Shares consist of one hundred percent (100%) of the issued and outstanding capital stock of DSI.

     Moss is the Chief Executive Officer of DSI.

     Moss desires to sell a portion of the Moss Shares and Rosie Subsidiary desires to purchase a portion of the Moss Shares pursuant to the terms of this Agreement.

     DSI desires to sell 2,715,500 new, original issue shares of Common Stock in DSI ("New Shares") to Buyer, and the Buyer desires to buy such New Shares from the DSI subject to and in accordance with the terms of this Agreement.

     Moss, Buyer and Rosie Subsidiary desire to reorganize and recapitalize DSI by merging Rosie Subsidiary into DSI in accordance with this Agreement.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the foregoing premises, the representations, warranties and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth herein, the Parties agree as follows:

                                   ARTICLE 1

     1.1  Agreement to Sell and Purchase New Shares.  Subject to the terms and
          -----------------------------------------
conditions hereinafter set forth, DSI agrees to sell to the Buyer the New Shares free and clear of all liens, claims, pledges and encumbrances of every kind, character and description, and the Buyer agrees to purchase the New Shares at the Closing (as defined in Section 1.3 hereof). The purchase price for the New Shares shall be Three Million Eight Hundred Thousand Dollars ($3,800,000).
("New Shares Purchase Price").
  -------------------------

     1.2  Agreement to Sell Shares.  Subject to the terms and conditions
          ------------------------
hereinafter set forth, immediately after the issue of the New Shares pursuant to Paragraph 1.1 above, Moss agrees to sell to Rosie Subsidiary 2,795,500 Moss Shares (the "Transferred Shares") free and clear of all liens, claims, pledges and encumbrances of every kind, character and description and Rosie Subsidiary agrees to pay Moss the following consideration:

     (a) Fourteen Million Four Hundred Thousand Dollars ($14,400,000) as evidenced by promissory note attached hereto as Exhibit "A-1" and
                                                      -------------
     incorporated herein for all purposes, such note being secured by a standby letter of credit issued by Bank One, Texas, N.A., in a form as set forth in

     Exhibit "A-1-A" attached hereto and incorporated herein for all purposes,
     ---------------
     (ii) Six Million Dollars ($6,000,000) as evidenced by promissory note attached hereto as Exhibit "A-2" and incorporated herein for all purposes,
                        -------------
     (iii) One Million Three Hundred Thousand Dollars ($1,300,000) as evidenced by promissory note attached hereto as Exhibit "A-3" and incorporated herein
                                           -------------
     for all purposes and (iv) immediately following Closing, two tracts of land known as the Fallstone Tract and Enchanted Valley Tract to be conveyed by Special Warranty Deed attached hereto as Exhibit "D" and incorporated
                                              -----------
     herein for all purposes. Buyer and Rosie Subsidiary agree immediately following Closing and the merger of Rosie Subsidiary into DSI to cause DSI, and DSI agrees, to convey the Fallstone Tract and Enchanted Valley Tract to Moss to satisfy this obligation. All of 1.2(a)(i), (ii), (iii) and (iv), collectively referred to as the "Transferred Shares Purchase Price".
                                      ---------------------------------

     1.3  Closing.  The closing of the transactions described hereunder (the
          -------
"Closing") shall take place on a mutually agreeable date which the Parties
--------
anticipate to be on or before December _____, 1995 (the "Closing Date").  The
                                                         ------------
Closing shall be held at the offices of Chamberlain, Hrdlicka, White, Williams & Martin, 1200 Smith Street, Suite 1400, Houston, Texas 77002 or other location agreeable to Moss and designated by Buyer in writing at least two (2) business days before the scheduled Closing. In the event Buyer wishes to extend the Closing Date for any reason, beyond December _____, 1995, Moss and DSI must consent to such extension in writing in their sole discretion.

     1.4  Payment of New Shares Purchase Price and Transferred Shares Purchase
          --------------------------------------------------------------------
Price.  The New Shares Purchase Price and Transferred Shares Purchase Price all
-----
collectively referred to as the "Purchase Price" shall be paid as follows:
                                 --------------

          (a) upon execution of this Agreement, Buyer shall pay to Moss the sum of $200,000 (the "Initial Amount") which Initial Amount shall be dealt with in
                  --------------
accordance with Section 1.6 below;

          (b) on the Closing Date, the Buyer will deliver to DSI $3,800,000 as consideration for the New Shares in immediately available funds or via wire transfer as determined by DSI; and

          (c) immediately upon Buyer having purchased the New Shares, Rosie Subsidiary shall deliver to Moss as consideration for the Transferred Shares $21,700,000 as evidenced by the fully executed promissory notes described in

Exhibit "A-1", Exhibit "A-2" and
-------------  -------------

Exhibit "A-3" hereof and secured by the Loan and Security Agreement attached
-------------
hereto as Exhibit "B" and incorporated herein for all purposes and the Guaranty
          -----------
Agreement and other agreements from Buyer attached hereto as Exhibit "C" and
                                                             -----------
incorporated herein for all purposes and as additional consideration, title to the Fallstone Tract and Enchanted Valley Tract by delivery of a fully executed and acknowledged Special Warranty Deed attached hereto as Exhibit "D" and
                                                          -----------
incorporated herein for all purposes from Rosie Subsidiary to Moss conveying good and indefeasible title to the Fallstone Tract and the Enchanted Valley Tract.

     1.5  Delivery of Certificates.
          ------------------------

          (a) Subject to all of the conditions to the obligations of DSI to issue the New Shares to Buyer as set out in Section 6.3 having been satisfied or waived by DSI and all of the conditions to the obligations of Moss as set out in
Section 6.2 having been satisfied or waived by Moss, DSI shall deliver to the Buyer at the Closing the certificate(s) representing the New Shares duly issued to Buyer to evidence the sale and purchase of the New Shares hereunder.

          (b) Subject to all of the conditions to the obligations of Moss to transfer the Transferred Shares to Rosie Subsidiary as set out in Section 6.2 having been satisfied or waived by Moss and all of the conditions to the obligations of DSI as set forth in Section 6.3 having been satisfied or waived by DSI, Moss shall deliver to Rosie Subsidiary at the Closing the certificate(s) representing the Transferred Shares duly endorsed to Rosie Subsidiary and accompanied by appropriate stock certificate powers as reasonably requested by Rosie Subsidiary to evidence purchase of the Transferred Shares hereunder.

     1.6  Initial Amount.  Upon execution of this Agreement, the Buyer shall pay
          --------------
the Initial Amount to Moss. Upon completion of the Closing, the Initial Amount shall be returned to Buyer by Moss. In the event that Buyer fails to pay or cause to be paid the New Shares Purchase Price set forth in Section 1.1 or Rosie Subsidiary fails to purchase the Transferred Shares and pay the Transferred Shares Purchase Price set forth in Section 1.2 or either Buyer or Rosie Subsidiary otherwise fail to perform their obligations set forth in this Agreement, including Buyer's obligation to purchase the New Shares from DSI or Rosie Subsidiary's obligation to purchase the Transferred Shares from Moss by the Closing Date, for any reason other than (a) DSI's or Moss' Material Adverse Breach (as hereinafter defined) of a representation, warranty or covenant contained in Articles 3 or 4 hereof which breach is not cured or the Disclosure Statement amended as contemplated in Section 7.1 hereof, or (b) failure of one or more of the conditions described in Section 6.1 hereof to be materially satisfied prior to the Closing, other than those of subsections 6.1(e) and 6.1(n), and Buyer shall not have waived such condition, Moss shall be entitled to keep and retain the Initial Amount. The conditions in Section 1.6 (a) or (b) above are hereinafter referred to as the "Conditions". In the event that Buyer
                                          ----------
does not purchase the New Shares from DSI or Rosie Subsidiary fails to purchase the Transferred Shares and pay the Purchase Price set forth in Section 1.2 or either Buyer or Rosie Subsidiary fails to perform their respective obligations hereunder by the Closing Date, subject to Buyer's and Rosie Subsidiary's rights under Section 8.12 hereof, this Agreement shall terminate without further obligation or liability of any Party to the other Parties, except if such event occurs because of the occurrence of any of the Conditions, then Buyer shall be entitled immediately to be paid the Initial Amount and Moss shall promptly pay the Initial Amount over to Buyer upon request from Buyer.

                                   ARTICLE 2

         REPRESENTATIONS AND WARRANTIES OF BUYER AND ROSIE SUBSIDIARY
         ------------------------------------------------------------

     Buyer and Rosie Subsidiary hereby represent and warrant to DSI and Moss as follows:

     2.1  Organization and Qualification.   Rosie Acquisition, Inc. was a
          ------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas organized on November 30, 1995, and Rosie Acquisition, Inc., a Delaware corporation was merged into Buyer on December ____, 1995. Rosie Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Each of Buyer and Rosie Subsidiary is duly qualified to do business in each jurisdiction where such qualification is required and each is in good standing in each jurisdiction required by applicable law. Each of Buyer and Rosie Subsidiary has full authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged in or in which it proposes presently to engage and to own and use the properties owned and used by it. Each of Buyer Rosie Acquisition, Inc. and Rosie Subsidiary has delivered to DSI and Moss true, accurate and complete copies of Articles of Organization or its Articles of Incorporation, as applicable, or other charter documents and bylaws which reflect all amendments made thereto at any time prior to the date of this Agreement and the Articles of Merger of Rosie Acquisition, Inc. into Buyer. The minute book containing the records of meetings of the shareholders and the Board of Directors of Rosie Subsidiary, and the stock certificate book of Rosie Subsidiary is complete and correct in all material respects. The member list of Buyer attached hereto as Exhibit "E" and
                                                       -----------
incorporated herein for all purposes is complete and correct in all respects and accurately reflect the record ownership and beneficial ownership of all of the outstanding interest of Buyer. All material actions taken by Buyer and Rosie Subsidiary since their respective organization or incorporation, as applicable, other than in the Ordinary Course of Business have been duly authorized and/or subsequently ratified. As used in the Agreement, the term "Ordinary Course of
                                                            ------------------
Business" means the usual and ordinary course of business consistent with past
--------
custom and practices (including with respect to quantity and frequency).
Neither Buyer nor Rosie Subsidiary is in default under or in violation of any provision of its respective Articles of Organization or Articles of Incorporation, as applicable, or other charter documents, bylaws, or regulations.

     2.2  Capitalization.  Buyer's capitalization consists of 699,000 Class A
          --------------
membership units and 2,070,000 Class B membership units which represents all of the membership units in Buyer. All of the Class A membership units are issued and outstanding and _____ of the Class B units are issued and outstanding. All the Membership Units of Buyer as of the Closing Date will be duly authorized and will be validly issued. Rosie Subsidiary's entire authorized capital stock consists of 1,000,000 shares of common stock, 1,000 shares of $0.01 par value Common Stock, all of which are issued and outstanding and held beneficially and of record by Buyer. The record beneficial stock ownership and capitalization of Rosie Subsidiary will not change prior to the Closing Date. All of the issued and outstanding shares of Rosie Subsidiary's common stock have been and, as of the Closing Date, will be duly authorized and/or as of the Closing Date, will be validly issued, fully paid and non-assessable and have not been and, as of the Closing Date, will not be issued in violation of any preemptive rights. Other than those matters disclosed to Moss in writing and those transactions contemplated and provided for in this

Agreement, there are no outstanding or authorized options, rights, warrants, calls, convertible securities (debt or equity), rights to subscribe, conversion rights or other agreements or commitments to which the Buyer or Rosie Subsidiary is a party or which are binding upon Buyer or Rosie Subsidiary providing for the issuance or transfer by Buyer or Rosie Subsidiary of any additional membership interest or additional shares of their respective capital stock, as applicable, and Rosie Subsidiary has not reserved any shares of its capital stock for issuance, nor are there any outstanding stock option rights, phantom equity or similar rights, contracts, arrangements or commitments based upon the book value, income or other attribute of Rosie Subsidiary. Other than disclosed to Moss in writing, there are no trust or other agreements or understandings with respect to the voting of Buyer's membership interest or Rosie Subsidiary's capital stock.

     2.3  Authority Relative to this Agreement.  Buyer and Rosie Subsidiary each
          ------------------------------------
have the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Buyer and Rosie Subsidiary and the consummation by Buyer and Rosie Subsidiary of the transactions contemplated hereby have been duly authorized by Buyer and Rosie Subsidiary, and, no other proceedings on the part of Buyer or Rosie Subsidiary are necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and Rosie Subsidiary and constitutes the valid and binding obligation of Buyer and Rosie Subsidiary, enforceable against Buyer and Rosie Subsidiary in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity. Assuming compliance with the Hart-Scott-Rodino Antitrust Improvements Act (the "Hart-Scott-Rodino Act"), neither the execution
                                 ---------------------
or delivery of this Agreement by Buyer and Rosie Subsidiary, the performance by Buyer and Rosie Subsidiary of their respective obligations hereunder, nor the consummation of the transactions contemplated hereby will require any consent, approval or notice under, or violate, breach, be in conflict with, or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or permit the termination of, or result in the creation or imposition of any lien upon any properties, assets or business of Buyer or Rosie Subsidiary under any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which Buyer or Rosie Subsidiary is a party or by which Buyer or Rosie Subsidiary or any of their respective assets or properties is bound or encumbered. No authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Buyer or Rosie Subsidiary for the consummation by Buyer or Rosie Subsidiary of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of Buyer or Rosie Subsidiary or prevent Buyer or Rosie Subsidiary from performing under this Agreement. No other approval will be necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     2.4  Subsidiaries.  Except for Buyer's investment in the shares of the
          ------------
Rosie Subsidiary common stock, Buyer does not own and other than Buyer's obligations in this Agreement, Buyer is not obligated to purchase any equity interest in, or any other interest convertible into or exchangeable for any equity interest in any entity. Rosie Subsidiary does not own and other than Rosie Subsidiary's obligations in this Agreement, Rosie Subsidiary is not obligated to purchase any equity interest in or any other interest convertible into or exchangeable for any equity interest in any entity.

     2.5  Guarantees.  Neither Buyer nor Rosie Subsidiary is a guarantor or
          ----------
otherwise liable for any indebtedness or other obligations of any other person, firm or corporation or other endorsements for collection in the Ordinary Course of Business other than as contemplated or provided for in this Agreement.

     2.6  Legal Compliance.  To the knowledge of Buyer and Rosie Subsidiary,
          ----------------
each of the respective directors, officers, employees and any other individuals acting on behalf of Buyer and Rosie Subsidiary including but not limited to M.
D. Davis, Barry Conrad, J. N. Matlock, and Jack Crosby (acting only in their capacities as representatives of Buyer or Rosie Subsidiary as applicable) have complied with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof, and no claim has been filed or stated against Buyer or Rosie Subsidiary alleging a violation of any such laws or regulations. To the knowledge of Buyer and Rosie Subsidiary, each of Buyer and Rosie Subsidiary holds all of the permits, licenses, certificates or other authorizations of foreign, federal, state or local government agencies required for the conduct of the business as presently conducted or proposed to be conducted.

     2.7  Disclosure.  The representations, warranties and statements of fact
          ----------
made by Buyer and Rosie Subsidiary in this Agreement, and in the certificates and other written statements or agreements delivered or to be delivered pursuant to this Agreement in connection with the transactions contemplated herein are accurate, correct and complete and will, except as contemplated hereby, be accurate, correct and complete at the Closing Date, and will not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements and information contained therein not misleading. Any information actually to the knowledge of Moss with regard to representations and warranties and statements of fact made by Buyer or Rosie Subsidiary in this Agreement shall be deemed to have been disclosed by Buyer and Rosie Subsidiary whether Buyer or Rosie Subsidiary actually made such disclosure.

     2.8  Consulting and Advisory Fees.  Neither Buyer nor Rosie Subsidiary has
          ----------------------------
any obligation to pay any fees or commissions to any broker, finder or agent with respect to the transaction contemplated by this Agreement other than an obligation to pay those amounts set forth on Exhibit "F" attached hereto and
                                             -----------
incorporated herein for all purposes.

     2.9  Knowledge.  Neither Buyer nor Rosie Subsidiary has any actual
          ---------
knowledge that any of the representations and warranties of DSI or Moss set out in Article 3 are not true and correct, except as set forth in the Disclosure Schedule, as such term is defined in Article 3 hereof.

     2.10 Conduct of Business.  Neither Buyer nor Rosie Subsidiary have
          -------------------
conducted any material business or incurred any material debts or obligations since their respective dates of organization or incorporation, as applicable, other than related to their efforts to acquire DSI as contemplated or provided for in this Agreement. At Closing all conditions of Sections 6.2 and 6.3 hereof will have been met.

                                   ARTICLE 3

                REPRESENTATIONS AND WARRANTIES OF DSI AND MOSS
                ----------------------------------------------

     Except as set forth in the correspondingly numbered section of the disclosure schedules attached hereto as Exhibit "G" as amended and supplemented
                                        -----------
from time to time or other numbered sections specifically relating to the same subject matter and incorporated herein by this reference (the "Disclosure
                                                               ----------
Schedule"), DSI and Moss, jointly and severally, hereby make the following
--------
representations and warranties to Buyer and Rosie Subsidiary; provided, however, Moss shall not be responsible for any breach or misrepresentation of any representation or warranty of DSI which is substantiated solely by the post closing acknowledgment of DSI in the absence of other documentation independent of actions by DSI conclusively showing or evidencing such breach or misrepresentation.

     3.1  Organization, Qualification and Corporate Power. DSI is a corporation
          -----------------------------------------------
duly organized, validly existing and in good standing under the laws of the State of Texas. DSI (HK) Limited and Magnifair Holdings Limited (collectively, the "Subsidiaries") are both corporations duly organized, validly existing and
     ------------
in good standing under the laws of Companies Ordinance of Hong Kong. Each of DSI and each of the Subsidiaries is duly qualified to do business as a foreign corporation and each is in good standing in the jurisdictions specified in
Section 3.1 of the Disclosure Schedule, which are all the jurisdictions in which the ownership of their respective properties, the employment of their respective personnel or the conduct of their respective businesses requires that they be so qualified except where a failure to be so qualified or licensed would not have a material adverse effect on their respective financial condition, results of operations or business. In the event of a breach of this representation and warranty Moss shall not be liable either directly or indirectly for any costs or registration fees for such qualification but DSI and Moss shall be liable for any other losses or damages incurred by Buyer as a result of such breach to the extent, if any, hereinafter provided. Each of DSI and its Subsidiaries has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged or in which it proposes presently to engage and to own and use the properties owned and used by it. Each of DSI and its Subsidiaries has delivered to Buyer true, accurate and complete copies of its articles of incorporation or other charter document and bylaws which reflect all amendments made thereto at any time prior to the date of this Agreement. The minute books containing the records of meetings of the shareholders and Board of Directors of DSI and its Subsidiaries, and the stock certificate books of DSI and its Subsidiaries are complete and correct in all material respects. The stock record books of DSI and its Subsidiaries and the shareholder lists of DSI and its Subsidiaries which have previously furnished to Buyer are complete and correct in all respects and accurately reflect the record ownership and the beneficial ownership of all the outstanding shares of DSI's capital stock and all other outstanding securities issued by DSI or its Subsidiaries. All material corporate actions taken by DSI or the Subsidiaries since their respective incorporation other than in the Ordinary Course of Business have been duly authorized and/or subsequently ratified as necessary; provided, however, in the event DSI subsequently determines additional corporate actions are necessary, Moss shall not be liable for any legal fees incurred by DSI in documenting such corporate actions, but DSI and Moss shall be liable for any other losses as damages incurred by Buyer as a result of DSI's and Moss' breach of this representation and warranty to the extent, if any, hereinafter required. As used in this Agreement, the term "Ordinary Course of Business" means the usual and
                             ---------------------------
ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency). Neither DSI nor any of the Subsidiaries is in default under or in violation of any provision of its respective articles of incorporation or other charter document or bylaws.

     3.2  Capitalization.  DSI's entire authorized capital stock consists of
          --------------
703,503,500 shares consisting of $0.0001 par value shares of Common Stock, of which 3,500,000 shares are issued and outstanding on the date of this Agreement and 3,500,000 shares will be issued and outstanding immediately prior to the Closing Date, of which 3,500,000 shares are and will be held beneficially and of record by Moss. DSI (HK) Limited's entire authorized capital consists of 20,000 shares of common stock par value $1.00 (U.S.) per share, 10,000 of which are issued and outstanding and held beneficially and of record by DSI except one share and except as set out in Section 3.2 of the Disclosure Schedule.
Magnifair Holdings Limited's entire authorized capital consists of 10,000 shares of common stock, par value $1.00 (H.K.) per share, 10,000 of which are issued and outstanding and held beneficially and of record by DSI (HK) Limited except one share. The record and beneficial stock ownership and capitalization of the Subsidiaries will not change prior to the Closing Date, and except as set out in
Section 3.2 of the Disclosure Schedule, all of the issued and outstanding shares of DSI Common Stock have been and, as of the Closing Date, will be duly authorized and are and, as of the Closing Date, will be validly issued, fully paid and nonassessable and have not been and, as of the Closing Date, will not be issued in violation of any preemptive rights except as set forth in 3.2 of the Disclosure Schedule. There are no outstanding or authorized options, rights, warrants, calls, convertible securities (debt or equity), rights to subscribe, conversion rights or other agreements or commitments to which DSI or the Subsidiaries is a party or which are binding upon DSI or the Subsidiaries providing for the issuance or transfer by DSI or the Subsidiaries of additional shares of their respective capital stock and neither DSI nor the Subsidiaries has reserved any shares of their respective capital stock for issuance, nor are there any outstanding stock option rights, phantom equity or similar rights, contracts, arrangements or commitments based upon the book value, income or other attribute of DSI or the Subsidiaries. There are no trusts or any other agreements or understandings with respect to the voting of DSI's or the Subsidiaries' capital stock. Upon sale of the New Shares, to Buyer, sale of the Transferred Shares to Rosie Subsidiary, and the merger of Rosie Subsidiary into DSI all as contemplated herein, Buyer will own 79.97% of the issued and outstanding shares of Common Stock in DSI; DSI and the individual or entity designated by Buyer with respect to one share of each Subsidiary will own the entire equity interest in the Subsidiaries; and neither DSI nor the Subsidiaries will have outstanding any stock or securities convertible or exchangeable for any shares of their respective capital stock, nor will any of these companies have outstanding any rights, warrants, options, agreements or arrangements to subscribe for or to purchase their respective capital stock or any stock or securities (whether debt or equity) convertible into or exchangeable for their respective capital stock other than the warrants to be issued to Hibernia Corporation or to Moss at Closing. All capital stock, options, warrants and other securities issued by DSI were issued in compliance, in all respects, with all applicable federal and state securities laws.

     3.3  Authorization of Transaction.  DSI and Moss each have the requisite
          ----------------------------
power and authority to enter into this Agreement and perform their obligations hereunder. No other approval will be necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby except as set out in Section 3.2 of the Disclosure Schedule. This Agreement has been duly executed and delivered by DSI and Moss and constitutes the legal, valid and binding obligation of each of DSI and Moss, enforceable against each in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity. Assuming compliance with the Hart-Scott-Rodino Act and except as set out in
Section 3.3 of the Disclosure Schedule, neither the execution or delivery of this Agreement by DSI and Moss, the performance by DSI and Moss of their respective obligations hereunder or the consummation of the transactions contemplated hereby will require any consent, approval or notice under, or violate, breach, be in conflict with or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit the termination of, or result in the creation or imposition of any lien upon any properties, assets or business of DSI or any of the Subsidiaries under any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which DSI or any of the Subsidiaries is a party or by which DSI or any of the Subsidiaries or any of their respective assets or properties is bound or encumbered, except those that have already been given, obtained or filed, all as set forth in Section 3.3 of the Disclosure Schedule. No notice to, filing with or authorization, consent or approval of any public body or authority is necessary by DSI or its Subsidiaries for the consummation of the transactions contemplated by this Agreement except as may be required on behalf of Buyer.

     3.4  Subsidiaries.  Except for DSI's investment in the shares of the
          ------------
Subsidiaries' common stock, DSI does not own and is not obligated to purchase any equity interest in or any other interest convertible into or exchangeable for an equity interest in any entity. The Subsidiaries do not own and are not obligated to purchase any equity interest in or any other interest convertible into or exchangeable for an equity interest in any entity other than ownership of a Subsidiary.

     3.5  Financial Statements.  Buyer and Rosie Subsidiary have been delivered
          --------------------
(a) DSI's audited consolidated balance sheets as of January 31, 1995, 1994, 1993 and 1992, (b) DSI's audited consolidated statements of operations and statements of cash flows as of the end of and for each of the years in the four-year period ended January 31, 1995, (c) prior to Closing, DSI's unaudited consolidated balance sheet as of September 30, 1995, (d) prior to Closing, DSI's unaudited consolidated statements of operations and statements of cash flows for the eight-month period ended September 30, 1995 and for the comparable period ended September 30, 1994, as restated if appropriate to be consistent with generally accepted accounting principles consistently applied throughout the periods covered thereby (collectively, the "Financial Statements"). The Financial
                                    --------------------
Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and present fairly the consolidated financial condition of DSI and its Subsidiaries as of such dates and the results of its operations and changes in financial position for such periods (and for presentation subject, in the case of the unaudited Financial Statements, to normal, recurring year-end audit adjustments). Since January 31, 1995, there have been no changes in DSI's method of accounting for tax purposes or financial accounting purposes, if any, unless approved or required by Price Waterhouse & Company and disclosed to Buyer in writing or other items disclosed to Buyer in writing. Based on prior experience of DSI and to the knowledge and belief of Moss, the Financial Statements reflect adequate reserves and allowances for product liability and warranty claims for the periods indicated.

     3.6  Events Subsequent to Financial Statements. Since January 31, 1995
          -----------------------------------------
there has not been:

          (a) any material adverse change in the consolidated financial condition, results of operations, business or prospective sales (meaning the aggregate current, open purchase orders) of DSI and its Subsidiaries;

          (b) any sale, lease, conveyance, license or assignment of any material assets, tangible or intangible, of DSI or its Subsidiaries, other than sales of inventory in the Ordinary Course of Business;

          (c) any damage, destruction or property loss in excess of $50,000.00, individually or in the aggregate, in each instance not covered by insurance, affecting adversely the properties or business of DSI or its Subsidiaries;

          (d) any declaration or setting aside or payment of any dividend or distribution with respect to the shares of capital stock of DSI or its Subsidiaries or any redemption, purchase or other acquisition of any such shares other than consummating the transactions contemplated and provided for in this Agreement;

          (e) except as set out in Section 3.6 of the Disclosure Schedule, any mortgage or pledge of, or subjection to any lien, charge, security interest or encumbrance of any kind on any of the assets, tangible or intangible, of DSI or its Subsidiaries (other than liens arising by operation of law which secure obligations which are not yet due and payable), nor any incurrence of indebtedness or liability or assumption of obligations by DSI or its Subsidiaries other than (i) those incurred in the Ordinary Course of Business, which would include any working capital loans pursuant to DSI's credit line with State Street Bank and Bank One Texas, N.A., (ii) those which do not exceed $50,000.00 in the aggregate; and (iii) those incurred in the course of negotiating, documenting and consummating the transactions contemplated and provided for in this Agreement;

          (f) except as set out in Section 3.6 of the Disclosure Schedule, any cancellation or satisfaction by DSI or its Subsidiaries of any debt or claim or advance, except for adjustments made in the Ordinary Course of Business, which in the aggregate, are not material other than a cancellation of an obligation of Moss to DSI in the approximate amount of $2,000,000.00 and other than consummating the transactions contemplated or provided for in this Agreement;

          (g) any waiver or release other than the cancellation of open purchase orders by customers, by DSI or its Subsidiaries of any right of any material value in excess of $50,000.00;

          (h) any sale, assignment, transfer or grant by DSI or its Subsidiaries of any material rights under any concessions, leases, licenses, agreements, patents, inventions, trademarks, trade names or copyrights other than sales or gifts of products or advertising or other rights or releases thereof in the Ordinary Course of Business;

          (i) any arrangement, agreement or undertaking entered into by DSI or its Subsidiaries not terminable on thirty (30) days or less notice without cost or liability (including, without limitation, any payment of or promise to pay any bonus or special compensation or any increase in compensation) with employees or any increase in compensation or benefits to officers or directors of DSI or its Subsidiaries, other than in the Ordinary Course of Business or consummating the transactions contemplated or provided for in this Agreement;

          (j) any change made or authorized in the articles of incorporation or other charter document or bylaws of DSI or its Subsidiaries other than those contemplated or provided for in this Agreement other than to amend the Articles of Incorporation to provide for officer and director indemnity, provision for additional stock, preemptive rights, cumulative voting, cancellation of all Treasury or other stock of DSI held by DSI, super majority approval of 85% of shareholders and stock split of 3,500 to 1;

          (k) any issuance, sale or other disposition by DSI or its Subsidiaries of any shares of their respective capital stock or other equity securities, or any grant of any options, warrants or other rights to purchase or obtain (including upon conversion or exercise) shares of their respective capital stock or other equity securities other than assignments of capital stock of a Subsidiary by another Subsidiary to DSI and other than those contemplated and provided for in this Agreement;

          (l) except as set forth in Section 3.6 of the Disclosure Schedule, any loan to or other transaction with any officer, director or shareholder of DSI or its Subsidiaries giving rise to any claim or right of DSI or its Subsidiaries against any such person or of such person against DSI or its Subsidiaries other than normal recurring travel and expense advances and expense accounts made in the Ordinary Course of Business;

          (m) any acceleration, termination, modification or cancellation or threat thereof by any party of any contract, lease or other agreement or instrument other than the cancellation or modification of open purchase orders by customers or vendors of DSI, individually or in the aggregate in excess of $100,000 to which DSI or its Subsidiaries is a party or by which it is bound so as to affect, materially and adversely, the properties or business of DSI or its Subsidiaries;

          (n) any pledge or gift of any charitable or other capital contribution outside the Ordinary Course of Business;

          (o) except as disclosed in Section 3.6 of the Disclosure Schedule, any other transaction or commitment in excess of $100,000 or transactions or commitments other than the modifications or cancellation of open purchase orders by customers or vendors of DSI, in the aggregate in excess of $100,000 entered into by DSI or its Subsidiaries which would materially adversely affect the properties or business of DSI or its Subsidiaries, or other than those contemplated or provided for in this Agreement; or

          (p) termination, modification or cancellation of any booked open purchase orders by customers of DSI in excess of $200,000 for any individual order or $500,000 in the aggregate.

     3.7  Undisclosed Liabilities.  To Moss' knowledge there are no material
          -----------------------
undisclosed liabilities or obligations of DSI or its Subsidiaries, either accrued, absolute, or with the passage of time will become absolute except to the extent provided for in the Financial Statements which have been delivered to Buyer on the date hereof or on the Closing Date as applicable, or incurred in the course of negotiating, documenting and consummating the transactions contemplated and provided for in this Agreement.

     3.8  Tax Returns and Audits.  The taxable year of DSI and its Subsidiaries
          ----------------------
ends January 31. DSI has duly and timely filed or caused to be filed all tax returns for the past six (6) years (collectively the "Tax Returns") required to
                                                      -----------
be filed on behalf of DSI and its Subsidiaries and has paid in full or fully reserved against in the Financial Statements all taxes, interest, penalties, assessments and deficiencies shown to be due or claimed in such tax returns to be due on behalf of DSI and its Subsidiaries to foreign, federal, state or local taxing authorities (including taxes on properties, income, franchises, licenses, sales, use and payrolls). The Tax Returns are to Moss' knowledge correct based on current tax law, and neither DSI nor its Subsidiaries are required to pay any other taxes except as shown in such Tax Returns. The income tax returns filed by DSI or its Subsidiaries have not been, and are not being, audited by the Internal Revenue Service or other applicable taxing authorities for any period. All taxes or estimates thereof that are shown to be due, or are claimed or asserted by any taxing authority to be due, have been timely and appropriately paid or contested. Except for amounts not yet due and payable, all tax liabilities to which the properties of DSI or its Subsidiaries are known by Moss to be subject have been paid and discharged or contested. The provisions for income and other taxes payable reflected in the Financial Statements make adequate provision for all then accrued and unpaid taxes of DSI and its Subsidiaries. There are no tax liens to Moss' knowledge (other than liens for taxes which are not yet due and payable) on any of the property of DSI or its Subsidiaries, nor are there any pending or, to Moss' knowledge, threatened examinations or tax claims. DSI has not granted any extensions of limitation periods applicable to tax claims or filed a consent under Section 341(f) of the Code relating to collapsible corporations. Except jurisdictions in which DSI and its Subsidiaries voluntarily file tax returns, no claim has been made by a taxing authority that either DSI or its Subsidiaries is or may be subject to taxation by that jurisdiction. True and complete copies of all federal, foreign, state and local income and other tax returns, of DSI or its Subsidiaries since January 31, 1993 that are in DSI's or its Subsidiaries' possession, have been delivered to Buyer, and the same are listed in Section 3.8 of the Disclosure Schedule. Nether DSI nor its Subsidiaries is a party to, or bound by, any tax indemnity, tax sharing or tax allocation agreement. Neither DSI nor its Subsidiaries is a party to any agreement that has resulted or would result, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code. Neither DSI nor its Subsidiaries has ever been a member of an "affiliated group," as defined in Section 1504(a) of the Code. All positions taken on federal Tax Returns that could give rise to a penalty for substantial understatement pursuant to Section 6662(d) of the Code are believed to have been disclosed on such Tax Returns. Neither DSI nor its Subsidiaries is a partner of any partnership. No consent to the application of Section 341(f)(2) of the Code (or any predecessor thereof) has been made or filed by or with respect to any of DSI or its Subsidiaries or any of their assets and properties. Neither DSI nor its Subsidiaries has agreed to or is presently required to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of DSI or its Subsidiaries; neither DSI or its Subsidiaries has any application pending with any taxing authority requesting permission for any changes in any accounting method of DSI or its Subsidiaries, and the I.R.S. has not proposed any such adjustment or change in accounting method therefor. Neither DSI nor its Subsidiaries has been or is in violation (or with notice or lapse of time or both, would be in violation) of any applicable law relating to the payment of withholding of taxes. DSI and its Subsidiaries have duly and timely withheld from salaries, wages and other compensation and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

     3.9  Indebtedness.  Set forth in Section 3.9 of the Disclosure Schedule is
          ------------
a complete and accurate list and a brief description of all outstanding indebtedness for money borrowed by DSI or its Subsidiaries (as evidenced by money funded by a third party to DSI or its Subsidiaries) in an amount in excess of $10,000.00 for any one item or $25,000 in the aggregate. Except with respect to the indebtedness described in Section 3.9 of the Disclosure Schedule, there is no other outstanding indebtedness for money borrowed to any third parties, or any actual or contingent liabilities under the terms of any loan agreement, credit facility, note or other agreement for borrowed money by DSI or its Subsidiaries.

     3.10 Real Property.  Set forth in Section 3.10 of the Disclosure Schedule
          -------------
is a complete and accurate list and a brief description of all real property owned or leased by DSI or its Subsidiaries. With respect to each lease so set forth, except as contemplated by this Agreement: (a) the lease has been validly executed and delivered by DSI or its Subsidiaries, as applicable, and, to the knowledge of Moss, by the other party or parties thereto, and is in full force and effect; (b) neither DSI or its Subsidiaries, as applicable, nor to the knowledge of Moss, any other party to the lease, is in material breach or default, and no event has occurred on the part of DSI or its Subsidiaries, as applicable or, to the knowledge of Moss, on the part of any other party, which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the lease; (c) the lease will continue to be binding in accordance with its terms following the Closing and sale of the New Shares to Buyer, sale of the Transferred Shares to Rosie Subsidiary and the merger of Rosie Subsidiary with DSI; (d) neither DSI nor its Subsidiaries has repudiated and, to the knowledge of Moss, no other party to the lease has repudiated, any provision thereof; (e) there are no written notices of disputes, oral agreements or delayed payment programs in effect as to the lease; and (f) to the knowledge of Moss all facilities leased thereunder have been approved by all necessary governmental authorities, and are in good condition, working order and repair.

     3.11 Tangible Property.  Each of DSI and its Subsidiaries has good and
          -----------------
legal title to, or a valid leasehold interest in, each item of tangible property, whether real, personal or mixed, reflected on its books and records as owned or used by it, subject to no encumbrances, loans, security interests, mortgages or pledges except those which arise by matter of law or in the Ordinary Course of Business, which are inventory sold subsequent to the date of entry on the books and which sales are not entered in the books of DSI or its Subsidiaries on the date of this Agreement or the Closing Date, or which are set forth in
Section 3.11 of the Disclosure Schedule.

     3.12 Intellectual Property.  As used in this Section 3.12, the term
          ---------------------
"Intellectual Property" means all inventions, improvements thereto, all patents,
----------------------
patent applications, patent disclosures, trademarks, service marks, trade dress, logos, trade names, and corporate names together with all translations thereof, all copyrights, all mask works and all applications and registrations in connection therewith. To Moss' knowledge, DSI and its Subsidiaries own or have the right to use all Intellectual Property and all copies and tangible embodiments thereof used in the operation of their respective businesses.

          (a) Owned.  Section 3.12(a) of the Disclosure Schedule sets forth a
              -----
list of Intellectual Property owned by each of DSI and its Subsidiaries. Each item of Intellectual Property used or owned by DSI or any of the Subsidiaries immediately prior to Closing will be owned or available for use by DSI or the Subsidiary on identical terms and conditions immediately subsequent to the Closing. With respect to each such item of Intellectual Property:

              (i) DSI or one of its Subsidiaries is the sole and exclusive owner of registrations for each such item of Intellectual Property and, to Moss' knowledge, DSI or its Subsidiaries have the sole and exclusive right to use such item in the conduct of its business within the territory registered and for the goods registered, excluding patent and trademark applications, corporate names, unregistered marks and trade dress;

             (ii) no proceedings have been instituted, are pending or to Moss' knowledge are threatened which challenge the validity, enforceability, use or ownership of such item of Intellectual Property except for the prosecution of patent and trademark applications for Intellectual Property;

            (iii) the item (A) to the extent it could do so, to Moss' knowledge, does not infringe upon or otherwise violate the rights of others, (B) to Moss' knowledge, is not being infringed upon by others and (C) is not subject to any outstanding order, decree, judgment, stipulation or charge;

             (iv) no license, sublicense or agreement pertaining to the item has been granted by DSI or its Subsidiaries other than in the Ordinary Course of Business;

              (v) neither DSI, its Subsidiaries, nor Moss has received in writing any charge of interference or infringement with respect to the item;

             (vi) the transactions contemplated by this Agreement will have no material adverse effect on the right, title and interest of DSI or its Subsidiaries in the item;

            (vii) DSI has taken steps to protect the rights set forth in Section 3.12(a) of the Disclosure Schedule and will continue to use such efforts, and to the extent the exercise of such rights apply to employees of DSI, DSI will enforce those rights within the limits and to the extent such rights are enforceable against such employees; and

              (viii) DSI has supplied Buyer with true and complete copies, to the extent such information exists, of written documentation evidencing its ownership or its Subsidiaries' ownership of the item and of all licenses and other contracts related thereto.

          (b) Used.  Section 3.12(b) of the Disclosure Schedule sets forth a
              ----
list describing all patents, trademarks, trade names, and service marks of others which DSI or its Subsidiaries uses that are material to the respective businesses of DSI or its Subsidiaries. With respect to each such item of intellectual property:

              (i) any license agreement covering the item is a valid and binding agreement on behalf of DSI or its Subsidiaries, has been validly executed and delivered by DSI or its Subsidiaries and, to Moss' knowledge, by the other parties thereto and is in full force and effect as to DSI or its Subsidiaries;

              (ii) no event has occurred which constitutes a breach of such license agreement on the part of DSI or its Subsidiaries, neither DSI nor its Subsidiaries has repudiated and, to Moss' knowledge, no other party thereto has repudiated any provision thereof, and there are no disputes in writing, oral arrangements or delayed payment programs in effect as to any such license agreement;

              (iii) DSI has supplied Buyer with a true and complete copy of the license agreement;

              (iv) the transactions contemplated by this Agreement will have no material adverse effect on the ability of DSI or its Subsidiaries to continue to use each such item in accordance with their past practices; and

              (v) to Moss' knowledge no claim has been made or asserted against DSI or its Subsidiaries that the exercise of the rights granted to DSI and/or its Subsidiaries with respect to such item infringes upon the intellectual property rights of any third party.

          (c) Business Activity.  To the knowledge of Moss Parties, neither DSI
              -----------------
nor its Subsidiaries has infringed, misappropriated or otherwise violated any intellectual property rights of any third parties, nor are Moss aware of any infringement, misappropriation or violation which will occur as a result of the continued operation of the business of DSI or its Subsidiaries as now conducted or as presently proposed to be conducted.

          (d) Security.  DSI and its Subsidiaries have each taken some security
              --------
measures to protect the security, confidentiality and value of some of the Intellectual Property owned by them.

     3.13 Contracts.  Section 3.13 of the Disclosure Schedule lists the
          ---------
following contracts and written arrangements, true and complete copies of which have been delivered to Buyer and Rosie Subsidiary, to which DSI or the Subsidiaries are a party:

          (a) any contract for the lease of personal property from or to third parties providing for lease payments in excess of $25,000.00 per annum;

          (b) any contract for the purchase or sale of raw materials, commodities, supplies, products manufactured by DSI or its Subsidiaries or other personal property or for the furnishing or receipt of services which contract calls for performance over a period of more than one year and which involves more than the sum of $25,000.00;

          (c) any partnership or foreign joint venture agreement;

          (d) any agreement or instrument under which DSI or its Subsidiaries is or may become indebted for borrowed money in an amount individually or in the aggregate in excess of $50,000;
          (e) any non-competition agreement;

          (f) any other contract or arrangement entered into other than the Ordinary Course of Business in which the consequences of a default or termination would have a materially adverse effect on the financial condition of DSI or its Subsidiaries or on the prospects or the conduct of the business of DSI or its Subsidiaries;

Except as otherwise described in Section 3.13 of the Disclosure Schedule, all material contracts and arrangements listed in Section 3.13 of the Disclosure Schedule are valid and binding agreements and are in full force and effect as to DSI and its Subsidiaries. Neither DSI nor its Subsidiaries is and, to Moss' knowledge, no other party is in material breach or default, and no event has occurred on the part of DSI or its Subsidiaries or, to Moss' knowledge, on the part of any other party to any such contract or arrangement which with notice or lapse of time would constitute a material breach or default or permit termination under any such contract or arrangement, provided, however, that sales of products that result in shortages of products, late shipments of products, warranty claims on products sold or price changes on products and supplies shall not be deemed a breach of or default under such contracts or permit termination thereunder for purposes of this Section 3.13. Except as set forth in Section 3.13 of the Disclosure Schedule, none of such contracts or arrangements will be terminated or modified by the purchase of the New Shares by Buyer, transfer of the Transferred Shares to Rosie Subsidiary or the merger of Rosie Subsidiary into DSI and Closing of this Agreement. Neither DSI nor its Subsidiaries is a party to any verbal contract or arrangement which, if reduced to written form, would be required to be listed in Section 3.13 of the Disclosure Schedule under the terms of this Section 3.13 other than with its representatives and vendors which are set out in the Disclosure Schedule.

     3.14 Suppliers and Customers.  Section 3.14 of the Disclosure Schedule is a
          -----------------------
true and complete list of all suppliers of DSI or the Subsidiaries to whom DSI or its Subsidiaries made payments during the fiscal year ended January 31, 1995, in excess of five percent (5%) of DSI and the Subsidiaries' consolidated cost of goods sold as reflected in the Financial Statements for such year and all customers of DSI or the Subsidiaries that paid DSI or the Subsidiaries, during the fiscal year ended January 31, 1995, more than five percent (5%) of the consolidated revenues of DSI and the Subsidiaries as reflected in the Financial Statements for such year. Since January 31, 1995 and until ten (10) days prior to the Closing Date, to the knowledge of Moss no such supplier of DSI or the Subsidiaries has, or has indicated that it will, stop, or decrease materially the rate of, supplying materials, products or services to DSI or the Subsidiaries, and no such customer of DSI or the Subsidiaries has materially decreased or ceased the business with

DSI or the Subsidiaries or has indicated that it will materially decrease or cease doing business with DSI or the Subsidiaries.

     3.15 Notes; Accounts Receivable.  As of the date of this Agreement there
          --------------------------
are and as of the Closing Date to the extent included in the Disclosure Schedule there will be, properly reflected on their respective books and records, all notes receivable and accounts receivable of DSI and the Subsidiaries, each of which are and will be valid receivables subject to no known setoffs or counterclaims other than normal and routine credits and exchanges of products and warranty claims. No representation is made as to the collectibility of any specific receivable but this disclaimer shall not in any way limit the representations contained in Paragraph 3.5 hereof. Section 3.15 of the Disclosure Schedule is a complete list of all notes receivable and accounts receivable (other than intercompany receivables) of DSI as of October 31, 1995.

     3.16 Powers of Attorney.  Other than for patent applications, trademark
          ------------------
applications and customs brokerage agreements and in security agreements for current loans of DSI and its Subsidiaries, there are no outstanding powers of attorney or similar instruments executed by DSI or the Subsidiaries.

     3.17      Condition of Property.  Each building, fixture, machine and piece
               ---------------------
of equipment (having a net book value of $25,000.00 or more) owned or used by DSI or its Subsidiaries is listed on Section 3.17 of the Disclosure Schedule, and to Moss' knowledge is in good operating condition and repair, subject to normal wear and tear and except as otherwise rendered not to be in good operating condition and repair in the Ordinary Course of Business, and in compliance with all zoning, building and fire codes. DSI or its Subsidiaries owns and has good and legal title to, or leases under leases which Moss believes to be valid and not currently in default, all buildings, machinery, equipment and other tangible assets used in the conduct of DSI's or its Subsidiaries' business as presently conducted, reflected in the most recent Financial Statements, free and clear of all liens, claims and encumbrances known to Moss except (i) rental liens of which Moss has no knowledge, (ii) possessory or statutory liens on equipment located in countries other than the United States of America of which Moss has no knowledge without any diligent inquiry, and
(iii) as disclosed on Section 3.17 of the Disclosure Schedule.

     3.18 Insurance.  DSI and its Subsidiaries are insured under the policies
          ---------
listed in Section 3.18 of the Disclosure Schedule. Since January 31, 1995, DSI and each of its Subsidiaries have been insured with reputable insurers in respect of its properties, assets and businesses and all such policies are in full force and effect.

     3.19 Litigation.  Section 3.19 of the Disclosure Schedule sets forth any
          ----------
instances in which (a) Moss, DSI or its Subsidiaries are subject to any judgment or order (other than orders of general applicability) of any court or quasi-judicial or administrative agency of any jurisdiction, domestic or foreign, or where there is any charge, complaint, demand, lawsuit or governmental investigation pending or threatened in writing against Moss, DSI or its Subsidiaries; or (b) DSI or its Subsidiaries is a plaintiff in any action, domestic or foreign, judicial or administrative, or any such action exists in which a counterclaim against DSI or its Subsidiaries is pending or might be brought. Except as shown in Section 3.19 of the Disclosure Schedule, none of the actions, suits, proceedings or investigations set forth in Section 3.19 of the Disclosure Schedule could result in any adverse change in the condition, financial or otherwise, of DSI or its Subsidiaries, the same being fully reserved against in the Financial Statements. There are no unsatisfied judgments, orders (other than orders of general applicability), or decrees affecting DSI or its Subsidiaries or to which DSI or its Subsidiaries is a party excluding any default judgments, orders or decrees of which Moss has no knowledge. Other than set forth in
Section 3.19 of the Disclosure Schedule, there are no known unasserted claims or any reason to believe that any such action, suit, proceeding or investigation may be brought or, to Moss' knowledge, threatened against DSI or its Subsidiaries. To Moss' knowledge, DSI and its Subsidiaries have each complied with all applicable laws (including rules, regulations, and codes) of federal, state and foreign governments (and all agencies thereof).

     3.20 Employees.  DSI and Moss have listed in Section 3.20 of the Disclosure
          ---------
Schedule and have furnished to Buyer true and complete copies of: (a) any written employment agreements with officers and directors of DSI or its Subsidiaries; and (b) any written employment agreements with DSI or its Subsidiaries' employees which by their terms may not be terminated by DSI or its Subsidiaries, as applicable, at will or which grant severance payments. Neither DSI nor its Subsidiaries has entered into any similar oral employment agreements which are not terminable at will or which grant severance payments, except for one (1) month termination or payment in lieu thereof that are required in Hong Kong. To Moss' knowledge, no key employee or group of employees has any plans to terminate employment with DSI or its Subsidiaries. Neither DSI nor its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has either experienced any strikes, material grievances, claims of unfair labor practices or other collective bargaining disputes. There are no loans or other obligations payable or owing by DSI or its Subsidiaries to any shareholder, officer, director or employee of DSI or its Subsidiaries (except salaries, wages and expense accounts incurred and accrued in the Ordinary Course of Business), nor other than to Moss are there any loans or debts payable or owing by any of such persons to DSI or its Subsidiaries (except expense account advances) or any guarantees by DSI or its Subsidiaries of any loan or obligation of any nature to which any such person is a party. To the knowledge of Moss, DSI and its Subsidiaries have complied with all laws and regulations which relate to the employment of labor, employee civil rights or equal employment opportunities. There is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of DSI or its Subsidiaries, to the knowledge of Moss.

     3.21 Employee Benefit Plans.  DSI and Moss have listed in Section 3.21 of
          ----------------------
the Disclosure Schedule and have furnished to Buyer for the past fiscal year true and complete copies of any of DSI's or its Subsidiaries' (a) non-qualified deferred or incentive compensation or retirement plans or arrangements, (b) qualified retirement plans or arrangements, (c) other employee compensation, severance or termination pay or welfare benefit plans or programs, and (d) related trusts, insurance contracts or other funding arrangements maintained, established or contributed to by DSI or its Subsidiaries or to which DSI or its Subsidiaries is a party or otherwise is bound. Except as required by law, neither DSI nor its Subsidiaries maintains or contributes or has ever in the past five (5) years maintained or contributed to any funded or unfunded medical, health or life insurance plan or arrangement for retirees or terminated employees. Neither DSI nor its Subsidiaries contributes or has any obligation to make and has never contributed or had any obligation to make in the past five
(5) years any payment or contribution to a "Multi-Employer Plan," as that term is defined in Section 3(37) of the

Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and DSI
                                                              -----
does not have any actual or potential liability under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. Neither DSI nor its Subsidiaries maintains, contributes to or has any liability or has ever maintained, contributed or had any liability in the past five (5) years with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) which is intended to meet the requirements of a qualified plan under
Section 401(a) of the Code. Neither DSI nor its Subsidiaries maintains, contributes to or has any liability or has ever maintained, contributed to or had any liability in the past five (5) years with respect to a plan which is subject to Title IV of ERISA or Section 412 of the Code. With respect to the employee benefit plans listed in Section 3.21 of the Disclosure Schedule, DSI has furnished to Buyer true and complete copies of (i) any summary plan description or other employee communication materials, (ii) the latest financial statements and annual reports and (iii) all documents filed with the Internal Revenue Service or the Department of Labor since January 31, 1993. All qualified employee benefit plans and related trusts listed in Section 3.21 of the Disclosure Schedule and maintained or contributed to by DSI or its Subsidiaries, or with respect to which DSI or its Subsidiaries now has or has ever had in the past five (5) years any liability or potential liability, comply in form and in operation with all requirements of ERISA and the Code. All required reports with respect to such plans required by applicable law have been filed and all contributions or payments presently anticipated hereunder have been made or properly accrued. No applications for rulings, determination letters, advisory opinions or prohibited transaction exemptions are currently pending before the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation with respect to any such employee benefit plans or arrangements or any related trusts. None of such employee benefit plans or arrangements, any related trusts, the trustees of any related trusts or the directors, officers and employees of DSI or its Subsidiaries is the subject of any lawsuit, arbitration or other proceeding concerning any benefit claim or other benefit-related matter (other than routine claims in the Ordinary Course of Business), and there have been no prohibited transactions as described in
Section 406 of ERISA or as defined in Section 4975 of the Code with respect to any such plan. Neither DSI its Subsidiaries, its directors, officers and employees nor any other fiduciary, as such term is defined in Section 3 of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law which would subject DSI or its Subsidiaries, or their respective directors, officers and employees to liability under ERISA or any applicable law.

     3.22 Guarantees.  Neither DSI nor its Subsidiaries is a guarantor or
          ----------
otherwise liable for any indebtedness of any other person, firm or corporation other than endorsements for collection in the Ordinary Course of Business and DSI for its Subsidiaries.

     3.23 Legal Compliance.  To the knowledge of Moss and subject to the
          ----------------
limitations of Section 3.1, for the past five (5) years DSI and its Subsidiaries and each of their respective directors, officers and employees (the individuals only in their capacities as representatives of DSI or its Subsidiaries, as applicable) have complied with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof, and no claim has been filed against DSI or its Subsidiaries alleging a violation of any such laws or regulations. To the knowledge of Moss, and subject to the limitations of
Section 3.1, each of DSI and its Subsidiaries holds all of the permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of its business as presently conducted or proposed to be conducted.

     3.24 Certain Business Relationships.  None of the present or former
          ------------------------------
shareholders, directors, officers or employees of DSI or its Subsidiaries owns, directly or indirectly, any interest in any business, corporation or other entity (other than investments in publicly held companies) which, on the date hereof or within the past 12 months, has been involved in any manner in any material business arrangement or relationship with DSI or its Subsidiaries, and none of the foregoing persons owns any property or rights, tangible or intangible, which are used in the business of DSI or its Subsidiaries.

     3.25 Disclosure.  The representations and warranties and statements of fact
          ----------
that are material and are made by DSI and Moss in this Agreement, in the Disclosure Schedule, and in certificates and other written statements or agreements delivered or to be delivered pursuant to this Agreement or in connection with the transactions contemplated herein are accurate, correct and complete and will except as contemplated hereby, be accurate, correct and complete at the Closing Date, and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein or therein not misleading. Any information actually to the knowledge of Buyer with regard to the representations and warranties and statements of fact made by DSI or Moss in this Agreement, including the Disclosure Schedules, shall be deemed to have been disclosed by DSI and Moss regardless of whether DSI or Moss actually made such disclosure or identified such disclosure within the representations, warranties or statements of fact, and regardless of whether such representations, warranties or statements of fact, expressly or impliedly excluded or included such knowledge of the party making such statements of fact, representations or warranties including, but not limited to, other parts of the Disclosure Schedule.

     3.26 Documents.  DSI and Moss have delivered or made available to Buyer all
          ---------
of the documents listed in Section 3.26 to the Disclosure Schedule hereto, and DSI and Moss have given Buyer and Rosie Subsidiary an opportunity to examine all such documents and Buyer and Rosie Subsidiary are believed to have examined all such documents.

     3.27 Consulting and Attorneys Fees.  Except as described in Section 3.27 of
          -----------------------------
the Disclosure Schedule, neither Moss nor DSI has any obligation to pay any costs or fees with respect to the transactions contemplated by this Agreement.

     3.28 Inventory.  The inventory of DSI and its Subsidiaries as of the date
          ---------
of this Agreement and as of the Closing Date does and will consist of goods which are merchantable and fit for the purposes for which they were procured, and the allowance for slow-moving, obsolete, damaged or defective inventory reflected in the Financial Statements as of January 31, 1995 and September 30, 1995, is adequate to the best of Moss' knowledge. A listing of the inventory is set out in Section 3.28 of the Disclosure Schedule and will be updated for Closing as of the most current date available but not prior to October 31, 1995. This listing will not be based on a physical current inventory but is an operating or running inventory.

     3.29 Questionable Payments.  DSI and its Subsidiaries have not directly or
          ---------------------
indirectly (i) used corporate funds for unlawful contributions, gifts, entertainment, or for other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated or are in violation of any provision of the Foreign Corrupt Practices Act of 1977 applicable to the conduct of their business, or (iv) established or maintained any unlawful or unrecorded fund of corporate monies or other assets.

                                   ARTICLE 4

                      CONDUCT OF BUSINESS PENDING CLOSING
                      -----------------------------------

     4.1  Conduct of Business by DSI and its Subsidiaries Pending the Closing.
          -------------------------------------------------------------------
DSI and Moss covenant and agree that upon the execution hereof and until the Closing Date or termination of this Agreement whichever is earlier, unless Buyer and Rosie Subsidiary shall otherwise agree in writing or as otherwise expressly contemplated or permitted by this Agreement or caused directly by Buyer and Rosie Subsidiary:

          (a) Each of DSI and its Subsidiaries shall conduct its business and operations, including its cash management practices, the collection of receivables, inventory control maintenance of equipment and facilities and payment of payables, only in the Ordinary Course of Business;

          (b) Other than to consummate the transactions contemplated as provided for in this Agreement after disclosure to Buyer, neither DSI nor its Subsidiaries shall directly or indirectly do any of the following: (i) except as set out in Section 4.1 of the Disclosure Schedule, sell, pledge, dispose of or encumber any of their respective assets, except in the Ordinary Course of Business; (ii) amend their respective articles of incorporation or other charter documents or bylaws; (iii) split, combine or reclassify any outstanding shares of their respective capital stock, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to shares of their respective capital stock; (iv) redeem, purchase or acquire or offer to acquire any shares of their respective capital stock or other securities except as necessary to vest eighty percent (80%) of the issued and outstanding shares of Common Stock in DSI in Buyer; (v) create any additional subsidiaries; or (vi) except as set out in Section 4.1 of the Disclosure Schedule, enter into or modify any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 4.1(b);

          (c) Other than to consummate the transactions contemplated as provided for in this Agreement after disclosure to Buyer, neither DSI nor its Subsidiaries shall (i) issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, their respective capital except as necessary to vest 79.97% of the issued and outstanding shares of Common Stock in DSI in Buyer and except as set out in
Section 4.1 of the Disclosure Schedule; (ii) except the merger of Rosie Subsidiary into DSI as contemplated herein, acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division or material assets thereof; (iii) incur any indebtedness for borrowed money other than in Ordinary Course of Business; or (iv) and except as set out in

Section 4.1 of the Disclosure Schedule, enter into or modify any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 4.1(c);

          (d) Other than to consummate the transactions contemplated as provided for in this Agreement after disclosure to Buyer, neither DSI nor its Subsidiaries shall (i) enter into or modify any employment, severance or similar agreements or arrangements with, or grant any bonus, salary increase, severance or termination pay to, any officers or directors except to the individuals and in the amounts as described in the Employee Payment Disclosure letter from DSI to Buyer which is attached as Exhibit "H"; or (ii) in the case of employees who
                              -----------
are not officers or directors, take any action other than in the Ordinary Course of Business with respect to the grant of any bonuses, salary increases, severance or termination pay or with respect to any increase of benefits payable in effect on January 31, 1995, except to the individuals and in the amounts as described in the Employee Payment Disclosure letter from DSI to Buyer;

          (e) Except as required by law, neither DSI nor its Subsidiaries shall adopt or amend any bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee;

          (f) Except as otherwise required by their respective articles of incorporation, bylaws or appropriate charter documents, by this Agreement or by applicable law, neither DSI nor its Subsidiaries shall call any meeting of their respective shareholders to vote upon any proposal for the sale of all or substantially all of the assets of DSI or the merger of DSI with any other entity;

          (g) DSI shall use its best efforts to cause its and its Subsidiaries' current insurance (or reinsurance) policies (not including employee health insurance) not to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and reinsurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

          (h) Each of DSI and its Subsidiaries shall (i) use their respective best efforts to preserve intact their respective business organization and goodwill, keep in full force and effect all material rights, licenses, permits and franchises relating to their respective business, keep available the services of their respective officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it; (ii) report at least once a week at reasonable times, to Buyer's representative, M. D. Davis, regarding operational matters and the general status of ongoing operations; (iii) use its best efforts not to take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement to be untrue at any time made unless amended or supplemented by the Disclosure Schedule provided to Buyer; and (iv) notify Buyer of any emergency in the operation of their respective properties and of any tax audits, tax claims, governmental or third party complaints (not including day to day customer complaints or returns), investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, audit, claim, complaint, investigation or hearing would be material, individually or in the aggregate, to the financial condition, results of operations or business of DSI or its Subsidiaries, or to the ability of Moss or Buyer to consummate the transactions contemplated by this Agreement;

          (i) DSI and Moss shall deliver to Buyer promptly (but in any event within five (5) business days) after the discovery or receipt of notice of any default under any material agreement to which DSI or its Subsidiaries is a party or any other material adverse event or circumstance affecting DSI or its Subsidiaries (including the filing of any material litigation against DSI or its Subsidiaries or the existence of any dispute with any person or entity which involves a reasonable likelihood of such litigation being commenced), a certificate of the Chief Executive Officer of DSI specifying the nature and period of the existence thereof and what actions DSI has taken and proposes to take with respect thereto;

          (j) Each of DSI and its Subsidiaries shall maintain their respective assets in customary repair, order and condition consistent with past customs and practices, replace as appropriate in accordance with past customs and practices their respective worn out or obsolete assets with assets of quality at least comparable to the original quality of the assets being replaced and except for notice to Buyer maintain their respective books, accounts and records in accordance with past custom and practice as used in the preparation of the Financial Statements;

          (k) Each of DSI and its Subsidiaries shall use reasonable efforts to maintain in full force and effect the existence of all material patents, inventions, trademarks, service marks, trade dress, trade names, corporate names, copyrights, mask works, trade secrets, licenses, computer software data and other proprietary rights, which it uses or owns, except for those which expire by their own terms or are discontinued in the Ordinary Course of Business; and

          (l) Each of DSI and its Subsidiaries shall use reasonable efforts to comply with all legal requirements and contractual obligations applicable to their respective operations and business and pay all applicable taxes at or prior to when such taxes would be delinquent.

     4.2  Lines of Business and Capital Expenditures.  Unless disclosed in
          ------------------------------------------
writing to Buyer, DSI and Moss covenant upon the execution of this Agreement and until the Closing Date or termination of this Agreement, whichever is earlier, that DSI and its Subsidiaries will not (a) enter into any new material line of business outside their traditional toy business; (b) change their respective investment, liability management and other material policies in any material respect; or (c) incur or commit to any material capital expenditures, obligations or liabilities in connection therewith other than in the Ordinary Course of Business.

     4.3  Accounting Methods.  Except as previously disclosed in writing to
          ------------------
Buyer prior to the date hereof, Moss covenants upon the execution of this Agreement and until the Closing Date or termination of this Agreement, whichever is earlier, that Moss will not allow DSI or its Subsidiaries to change their methods of accounting in effect at January 31, 1995, except as required by changes in generally accepted accounting principles as concurred in by Price,

Waterhouse, DSI's independent accountants, if such change has a material adverse effect on the reporting of DSI or its Subsidiaries and Moss will notify Buyer of such changes.

     4.4  Other Actions.  Unless disclosed to Buyer in the Disclosure Schedule,
          -------------
DSI and Moss Parties covenant upon the execution of this Agreement and until the Closing Date or termination of this Agreement, whichever is earlier, that neither DSI nor its Subsidiaries shall take any action that would or might reasonably be expected to result in any of the representations and warranties of DSI and Moss set forth in this Agreement becoming untrue after the date hereof or any of the conditions to Closing set forth in Article 6 of this Agreement not being satisfied, except in the event that the Disclosure Schedule is amended or supplemented in accordance with Section 5.11 such that even if the representations and warranties in Article 3 made in the previous Disclosure Schedule are not true, such representations and warranties shall be true as amended and supplemented by such Disclosure Schedule. Unless disclosed to Moss, Buyer and Rosie Subsidiary covenant upon execution of this Agreement and until the Closing Date or termination of this Agreement, whichever is earlier, that neither Buyer nor Rosie Subsidiary shall take any action that would or might reasonably be expected to result in any of the representations or warranties of Buyer and Rosie Subsidiary set forth in the Agreement becoming untrue after the date hereof or any of the conditions to Closing set forth in Article 6 of this Agreement not being satisfied unless such matters are disclosed in writing to Moss. Moss shall inform the Buyer in writing within five (5) days of any change, or prior to the Closing Date if less than five (5) days prior to Closing, which occurs or is threatened (or any development occurs or is threatened involving a prospective change) in the financial condition, results of operations, business, or prospective sales to Moss' knowledge that is or may reasonably be expected to have a material adverse effect ($200,000) on the financial condition, results of operations, business or prospective sales of DSI; provided, however, that should Moss fail to give notice of such changes to Buyer within the period set out but Moss shall before or after such period and prior to the Closing Date update the Disclosure Schedule to reflect such notice such update shall cure any failure to give earlier notice but shall not effect Buyer's rights under Section 6.1(j). Buyer shall inform Moss in writing within five (5) days of any change, or prior to the Closing Date if less than five (5) days prior to Closing, which occurs or is threatened (or any development occurs or is threatened involving a prospective change) in the financial condition, results of operations or business of Buyer; provided, however, that should Buyer fail to give such notice to Moss within the period set out, but Buyer shall before or after such period and prior to the Closing Date, disclose such information to Moss, such notice shall cure any failure to give earlier notice, but if Moss does not approve such change, whether or not timely made, Moss shall be entitled to terminate this Agreement.


                                   ARTICLE 5

                             ADDITIONAL AGREEMENTS
                             ---------------------

     5.1  Expenses.  Except with respect to certain bonuses or commissions
          --------
payable to employees of DSI which are described in Section 6.2(l) and fees and commissions referenced in Section 5.14 and all costs and expenses associated with compliance with the Hart-Scott-Rodino Act and any other costs agreed to by the parties hereto which shall be paid by Buyer or DSI, Buyer or Moss, respectively, shall each pay all costs and expenses, including the fees and commissions of any broker, incurred by them in connection with this Agreement and all other agreements contemplated hereby and the transactions contemplated hereby and thereby. Moss' costs and expenses relating to this Agreement or any of the transactions contemplated hereby solely for the benefit of Moss shall not be borne by DSI or its Subsidiaries. Moss and Buyer agree, subject to Buyer's reasonable review and approval, that DSI shall be allocated certain legal and accounting costs for services that were for the benefit of DSI even though they were incidental to this transaction.

     5.2  Notification of Certain Matters.  Each Party shall give prompt notice
          -------------------------------
to the others of (a) the occurrence or failure to occur of any event, which occurrence or failure would constitute or believe to constitute a Material Adverse Breach of any representation or warranty on its part contained in this Agreement at any time from the date hereof to the Closing Date to the Party's knowledge, and (b) any failure of such Party, or any officer, director, employee or agent thereof, to materially comply with or satisfy any covenant, condition or agreement to be complied with or satisfied hereunder to the Party's knowledge. Notwithstanding this provision, DSI and Moss shall be required to update all Disclosure Schedules and to disclose any breach of, inaccuracy or untruthfulness in the representations and warranties as required by the specific representations and warranties of Article 3, prior to Closing, which notice shall cure any failure to give earlier notice by such update of the Disclosure Schedule.

     5.3  Access to Information.  From the date hereof to the Closing Date, DSI
          ---------------------
and Moss shall cause DSI and its Subsidiaries and their respective officers, directors, employees and agents to afford the officers, employees, agents and representatives of the Buyer and Rosie Subsidiary complete access at all reasonable times to such officers, employees and agents and their properties, books and records (all such access to be arranged through the respective officers of DSI and its Subsidiaries so as not to be unreasonably disruptive to any of the DSI personnel), and shall furnish Buyer all financial, operating, personnel compensation, tax and other data and information as Buyer, and Rosie Subsidiary and their respective officers, employees, agents or representatives, may request, except such information the disclosure of which would constitute a waiver of the attorney-client privilege by Moss, DSI or its Subsidiaries. DSI and Moss expressly grant Buyer and Rosie Subsidiary permission during the period prior to Closing, but not more than ten (10) business days, to contact DSI's customers and suppliers and to discuss with them the nature and existence of their relationship and to disclose to them the fact that Buyer, Rosie Subsidiary, DSI and Moss have entered into an agreement for the sale of the New Shares to Buyer and sale of the Transferred Shares to Rosie Subsidiary.

     5.4  Shareholder Claims.  Moss shall not agree to, cause or permit DSI to
          ------------------
settle or compromise any claim brought by any present, former or purported holder of any securities of DSI prior to the Closing without prior written consent of Buyer and Rosie Subsidiary.

     5.5  Taking of Necessary Action.  Subject to the termination of this
          --------------------------
Agreement and the terms and conditions of this Agreement, each of the Parties agrees, subject to applicable laws, to use all reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate the Closing and to make effective the transactions contemplated by this Agreement. Without limiting the foregoing, Buyer, Rosie Subsidiary, DSI and Moss shall use their respective best efforts to maintain and make any filings with and obtain any consents, approvals, and/or assurances from third parties and appropriate governmental agencies and authorities necessary or, in the opinion of Buyer or Moss, advisable for the consummation of the transactions contemplated by this Agreement. Specifically, if any filings are required to comply with the Hart-Scott-Rodino Act in connection with the transactions contemplated hereby, each party shall as soon as possible, but in no event later than 15 days after the need for such filings is established by counsel to Buyer and Rosie Subsidiary or Moss, prepare and file with the United States Department of Justice all documents as are required to comply with the Hart-Scott-Rodino Act and shall promptly furnish all materials thereafter requested by any of the regulatory agencies having jurisdiction over such filings. Each party shall cooperate with the other in good faith to help the others satisfy its obligations in this
Section 5.5. Notwithstanding the foregoing, none of the Parties shall be required to take the action under this Section 5.5 if the cost of such action would be in excess of $10,000 to such Party other than the costs associated with a Hart-Scott-Rodino filing..

     5.6  Notice of Changes.  Moss shall inform the Buyer in writing within five
          -----------------
(5) days of any change, or prior to the Closing Date if less than five (5) days prior to Closing, which occurs or is threatened (or any development occurs or is threatened involving a prospective change) in the financial condition, results of operations, business, or prospective sales to Moss' knowledge that is or may reasonably be expected to have a material adverse effect ($200,000) on the financial condition, results of operations, business or prospective sales of DSI; provided, however, that should Moss fail to give notice of such changes to Buyer within the period set out but Moss shall before or after such period and prior to the Closing Date update the Disclosure Schedule to reflect such notice such update shall cure any failure to give earlier notice but shall not effect Buyer's rights under Section 6.1(j). Buyer shall inform Moss in writing within five (5) days of any change, or prior to the Closing Date if less than five (5) days prior to Closing, which occurs or is threatened (or any development occurs or is threatened involving a prospective change) in the financial condition, results of operations or business of Buyer; provided, however, that should Buyer fail to give such notice to Moss within the period set out, but Buyer shall before or after such period and prior to the Closing Date, disclose such information to Moss, such notice shall cure any failure to give earlier notice, but if Moss does not approve such change, whether or not timely made, Moss shall be entitled to terminate this Agreement and return the Initial Amount to Buyer.

     5.7  Press Releases.  Prior to Closing Date there shall not be any press
          --------------
releases relating to the negotiations, agreements, discussions, status or plans of the Parties with respect to the transactions contemplated hereby without the written agreement of the Parties, and following the Closing Date, Buyer and Moss shall consult with each other as to the form and substance of any press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby, other than disclosures made in connection with lawsuits or arbitration.

     5.8  Moss Election as Director.  Following the Closing, the Buyer agrees
          -------------------------
Moss shall continue to be a member of the Board of Directors of DSI if Moss so desires as indicated in writing to DSI. If Moss so desires, Buyer will use its best efforts to cause Moss to continue as a director of DSI for three (3) years following the Closing or until any indebtedness to Moss is paid in full whichever occurs later.

     5.9  Consulting and Other Agreement with Moss.  On or prior to Closing, DSI
          ----------------------------------------
and Moss will enter into a Consulting Agreement (the "Moss Consulting
                                                      ---------------
Agreement") attached hereto as Exhibit "I" providing for compensation of $25,000
---------                      -----------
per month to Moss for a period of three (3) years, which shall include payment of reasonable out-of-pocket expenses incurred by Moss in connection with work requested by DSI. Moss shall be entitled to participate at the same cost as employees of DSI in health, dental, and PCS insurance, disability and group life insurance plans currently sponsored by DSI until Moss reaches the age where he is eligible for Medicare. If benefits under Medicare are less than those available to Moss under the current DSI health insurance program, then DSI will provide supplemental insurance to Moss for the remainder of his life to insure additional benefits to the Medicare benefits so that Moss shall receive benefits equal to the current DSI health insurance program. If Moss is or becomes ineligible for any such plan, DSI shall provide Moss with comparable benefits for the remainder of his life (for example, DSI shall pay the cost of comparable health insurance if Moss is ineligible to participate in DSI's health insurance plan). During the term of Moss' Consulting Agreement, DSI shall permit Moss' dependents (who would be qualified for coverage under DSI's insurance) to be covered by DSI's health insurance plan at the same cost to Moss as paid by employees of DSI.

     5.10 Moss Personal Assets.  Moss owns certain personal property located at
          --------------------
DSI's Houston offices which is listed and described on Exhibit "J" hereof. Moss
                                                       -----------
and Buyer agree that Moss may, in his sole discretion, permit DSI to use such personal property for such time as determined by Moss in his sole discretion by not removing it from DSI's Houston office upon the Closing and that Moss shall be solely responsible for all risks associated therewith, except DSI will maintain insurance for such property so long as DSI has the use and benefit of such furniture. In addition, Moss sold certain personal property to DSI prior to the Closing which property shall remain the property of DSI.

     5.11 Update Disclosure Schedule.  Notwithstanding any other provision of
          --------------------------
this Agreement to the contrary, DSI and Moss may amend or supplement the Disclosure Schedule at any time prior to the Closing Date, subject to Buyer's and Rosie Subsidiary's termination rights under Section 7.1(c). Such Disclosure Schedule as properly amended or supplemented from time to time shall constitute the Disclosure Schedule for purposes of this Agreement. For purposes of this Agreement, business day shall mean any day except Sunday, Saturday or other day on which commercial banks in Houston, Texas are required or authorized by law to be closed.

     5.12 Split Dollar Insurance.  Until the death of Moss and his wife, Jo Beth
          ----------------------
Moss, Buyer shall and shall cause DSI to perform pursuant to, and to otherwise comply in all respects with, the Split Dollar Agreements to which DSI is now a party and attached hereto as Exhibit "K" covering life insurance on the lives of
                             -----------
Tommy Moss or his wife, Jo Beth Moss, or on their joint lives, including the premium payments on the life insurance policies described in the Disclosure Schedule as set out below. It is expressly understood and agreed that the Split Dollar Agreements referred to in the preceding sentence have been or are in the process of being amended in a manner so that (a) the annual net amount DSI shall be required to pay as premiums on the policy or policies now subject to the Split Dollar Agreements and/or on additional policies that subsequently become subject to the Split Dollar Agreements shall not be more nor less than the net amount DSI was required to pay pursuant to the Split Dollar Agreements during the period of March 1, 1994 through February 28, 1995, and DSI shall continue to have to pay such annual net amount as premiums on such policies until the death of the last to die of Tommy Moss and Jo Beth Moss, (b) DSI's right to be repaid for its prior and subsequent premium payments pursuant to the Split Dollar Agreements shall be subject to forfeiture, at the option of the trusts that own the policy or policies that are now or that subsequently become subject to such Split Dollar Agreements if DSI fails for any reason to timely make the payments it is required to make under the Split Dollar Agreements, (c) the trusts that own the policy or policies that are now subject to the Split Dollar Agreements will have the right to obtain additional policies on the lives of Tommy Moss or Jo Beth Moss, or on their joint lives, in exchange for or with the cash values of the policy or policies that are now subject to the Split Dollar Agreements, provided such additional policy or policies are subject to the Split Dollar Agreements and, coupled with the remaining policies subject thereto, are adequate to assure that DSI will be able to be repaid the amounts it pays as premiums plus accrued interest to that date on all such policies (net of payments it receives pursuant to the Split Dollar Agreements from Tommy Moss and/or the trusts that own the policy or policies that are now or subsequently become subject to the Split Dollar Agreements) upon the death of the insured under such policy or policies, (d) that the Moss Insurance Trust, or at the election of Moss, Moss or his estate will pay interest on all premiums advanced by DSI pursuant to the Split Dollar Agreements at the rate of seven (7%) percent per annum simple which shall accrue and be paid at the time the death benefits of such policy are paid, if not previously paid by Moss or his estate; and (e) in other respects that do not increase the obligations of DSI under the Split Dollar Agreements. The obligations of Buyer and DSI as to the Split Dollar Agreements pursuant to the first sentence shall mean the obligations thereunder as the Split Dollar Agreements have been or are so amended. Subject to Buyer's approval, Moss shall have the right to attach such amended agreements hereto as a revised and replaced Exhibit "K" at any time prior to Closing Date if such
                       -----------
amendments are not included in the Split Dollar Agreements originally attached hereto as Exhibit "K". In no event shall Buyer or DSI be required to pay in the
          -----------
aggregate more than $350,000 per year for all its obligations under this Section 5.12.

     5.13 Insurance Maintenance.  Buyer and DSI agree upon purchase of the New
          ---------------------
Shares, transfer of the Transferred Shares to Rosie Subsidiary and the merger of Rosie Subsidiary into DSI as contemplated herein to maintain or cause DSI to maintain in effect DSI's current policies of general liability (CGL), product liability, long term disability, health, dental, PCS and life insurance or to acquire and maintain similar insurance with comparable coverage for a period of three (3) years from Closing Date or until any indebtedness to Moss has been paid in full which ever occurs later.

     5.14 Transaction Costs.  Buyer or DSI shall pay those costs and fees with
          -----------------
respect to the transactions contemplated by this Agreement and as set forth on Exhibit "L" attached hereto and incorporated herein.
-----------

     5.15 Communication.  Buyer and Rosie Subsidiary shall supply DSI and Moss
          -------------
in a timely manner with information requested by Moss concerning the transactions contemplated herein and Moss shall have the right to examine the books of records and accounts of Buyer and Rosie Subsidiary and discuss the affairs, finances and accounts of Buyer and Rosie Subsidiary with their officers, accountants and creditors from the Effective Date hereof to the Closing Date.

     5.16 Merger of Rosie Subsidiary with DSI.  Immediately following the sale
          -----------------------------------
of the New Shares to Buyer pursuant to Section 1.1 hereof, and sale of the Transferred Shares to Rosie Subsidiary pursuant to Section 1.2 hereof, Rosie Subsidiary and DSI shall execute a Plan and Articles of Merger attached hereto as Exhibit "M" and incorporated herein for all purposes and such other
   -----------
documents, certificates, resolutions as necessary to merge Rosie Subsidiary into DSI in such a manner that DSI is the surviving corporate entity and all of the assets and liabilities of Rosie Subsidiary shall become assets and liabilities of DSI and specifically providing that the Transferred Shares acquired by Rosie Subsidiary are cancelled on the books of DSI. Upon completion of the merger of Rosie Subsidiary into DSI it is the understanding and agreement of Buyer, Moss and DSI that Buyer will be vested with 79.97% of the outstanding shares of DSI Common Stock and Moss will be vested with 20.03% of the outstanding shares of DSI Common Stock. Such action as necessary will be taken to insure that (i) Moss' interest in DSI is not diluted prior to the initial public offering contemplated in Section 5.19 or (ii) payment is made by DSI of the Moss indebtedness pursuant to its terms. Any action by Moss pursuant to the Loan and Security Agreement attached hereto as Exhibit "B" as a result of a default in
                                      -----------
the Moss loan or the Moss loan documents whether by foreclosure of Moss' security interest in the New Shares or Moss exercising other remedies available to him as set forth in the Moss loan documents shall act as a termination of the outstanding warrants and options issued by DSI pursuant to the transactions contemplated under this Agreement, except the warrants to Moss pursuant to the Warrant Agreement, attached hereto as Exhibit "N" and incorporated herein for
                                      -----------
all purposes.

     5.17 Guaranty of Buyer.   Buyer acknowledges and agrees that it will
          -----------------
guarantee all of the obligations of DSI as evidenced by the promissory notes in Exhibit "A-1", "A-2" and "A-3" attached hereto in the Loan and Security Agreement attached hereto as Exhibit "B" and as set forth in Section 5.9 and
                             -----------
5.12 hereof.  Such Guaranty attached hereto as Exhibit "C" and incorporated
                                               -----------
herein for all purposes. The obligations of Buyer pursuant to this paragraph shall survive Closing.

     5.18 Operations of DSI after Closing.   DSI, Buyer and Rosie Subsidiary
          -------------------------------
acknowledge and agree that at Closing Rosie Subsidiary shall execute those certain promissory notes more particularly described in Exhibit "A-1", "A-2" and "A-3" attached hereto and that as a part of the transactions contemplated herein, those obligations will become obligations of DSI as a result of the merger of Rosie Subsidiary into DSI. Buyer agrees as a majority shareholder of DSI after completion of the transactions contemplated and provided for in this Agreement, to take such action as necessary to insure that DSI does not and DSI agrees that it will not (i) transfer or convey any assets other than in the Ordinary Course of Business, (ii) will not make a "338" election as provided in
Section 338 of the Internal Revenue Code of 1986, as amended, (iii) will comply with the terms and conditions of that certain Loan and Security Agreement attached hereto as Exhibit "B" and incorporated herein for all purposes
                   -----------
specifically including, but not limited to, all of the representations, warranties, covenants and obligations of DSI as set forth in such agreement as well as comply with the terms and conditions of all loan documents associated with the Bank One, Texas, N.A. loans, the Hibernia Corporation loan or the Moss loan; and (iv) incur any additional indebtedness other than in the Ordinary Course of Business or to pay the obligations of DSI as they become due and payable.

     5.19 Public Offering of DSI Stock.  Buyer acknowledges that it is its
          ----------------------------
intention after Closing and completion of the transactions contemplated herein, to initiate action to undertake and to complete an initial public offering of the stock of DSI and agrees to use its best efforts to do so. DSI and Moss acknowledge that final determination of the terms and conditions of such public offering, if any, will be made by shareholders and Board of Directors of DSI as they determine in their reasonable opinion and belief are appropriate, prudent and in the best interest of DSI and its shareholders. Moss acknowledges that Buyer has made no guaranty of undertaking a public offering of DSI stock or the successful completion of a public offering; but rather this is a representation of Buyer's present intentions.

     5.20      Release of Moss.   Closing, Buyer, Rosie Subsidiary and Members
               ---------------
of Buyer set forth on Exhibit "O" attached hereto and incorporated herein for
                      -----------
all purposes will execute a consent and release of Moss as described in Exhibit
                                                                        -------
"P" attached hereto and incorporated herein for all purposes.  Such release
---
shall contain an indemnification of Moss by Buyer, Rosie Subsidiary and DSI (but not the Members set forth on Exhibit "O") indemnifying Moss from and against any
                             -----------
liability for consequential damages as a result of the initial public offering not being successful except such indemnity shall exclude liability to Moss as the result of Moss' willful or grossly negligent acts.

     5.21      Bonus Plan.  For the fiscal year ending January 31, 1996, DSI
               ----------
shall pay a bonus to eligible employees out of an accrued bonus pool which is comprised of five percent (5%) of EBIT (after DSI (HK) Ltd. bonus but before any DSI executive, director, officer or management bonus). The bonus shall be paid to eligible employees on a pro-rata basis utilizing a formula whereby the numerator is the employee's 2-1-95 through 1-31-96 gross wages minus the employees FYE 1-31-95 bonus and the denominator is the 2-1-95 through 1-31-96 gross wages of all eligible employees minus the FYE 1-31-95 bonus paid to all eligible employees. An eligible employee is defined as any employee who is employed by DSI on 1-31-96 or any employee who was employed by DSI for three hundred calendar days during the period from 2-1-95 through 1-31-96; however, for the purposes of this provision neither Tommy Moss nor Richard R. Neitz will be considered to be an eligible employee. Historically, the bonus paid to DSI employees has been a discretionary bonus determined at the discretion of Tommy Moss. The bonus to be paid for the fiscal year ending January 31, 1996 is NOT a discretionary bonus, nor is it contingent on any factor other than the accrued 5% of EBIT and the outline pro-rata calculations but rather shall be paid as set forth hereinabove. This bonus shall be due on January 31, 1996 and shall be paid on or before April 1, 1996.

     5.22 Post Closing Obligation.  Neither Buyer nor Rosie Subsidiary will
          -----------------------
incur any Debt as such term is defined in the Loan and Security Agreement attached hereto as Exhibit "B" except as authorized or permitted in the Loan and
                   -----------
Security Agreement attached hereto as Exhibit "B" or as permitted under the loan
                                      -----------
documents of BankOne, Texas, N.A. and Hibernia Corporation which are attached hereto as Exhibit "DD" and incorporated herein for all purposes.
          ------------

     5.23 Registration Rights Agreement.  Buyer, Rosie Subsidiary, and DSI will
          -----------------------------
perform all of their respective obligations under their Registration Rights Agreement between DSI and Moss pursuant to the terms of the Registration Rights Agreement attached hereto as Exhibit "Z".
                             -----------

     5.24 Actions of Buyer.  Buyer acknowledges and agrees that neither Buyer
          ----------------
nor Rosie Subsidiary will, prior to the successful completion of the initial public offering as contemplated in Section 5.19 hereof, allow a change of control of Buyer or will initiate any public offering of securities by Buyer other than the Private Placement Memorandum previously initiated by Buyer and part of the transactions contemplated under this Agreement. For purposes of this provision, change of control shall mean a change in excess of 51% of the Class A Membership Units in Buyer.


                                   ARTICLE 6

                             CONDITIONS TO CLOSING
                             ---------------------

     6.1  Conditions to Buyer's and Rosie Subsidiary's Obligations.  The
          --------------------------------------------------------
obligations of Buyer to purchase the New Shares and pay the New Shares Purchase Price as set forth in Section 1.1 hereof and Rosie Subsidiary to purchase the Transferred Shares and pay the Transferred Shares Purchase Price as set forth in
Section 1.2 hereof at Closing are subject to the satisfaction of the following conditions on or before the Closing Date:

          (a) Except for breaches which do not constitute a Material Adverse Breach (as defined in Section 8.6 of this Agreement) by DSI or Moss, the representations and warranties set forth in Article 3 of this Agreement (including any amendments or supplements of the Disclosure Schedule made by DSI and Moss pursuant to Section 5.11) will be true and correct as of the Closing Date, as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties and with appropriate modifications of tense with respect to representations and warranties made as of a specified date except as expressly noted in Article 3;

          (b) DSI and Moss shall have performed, in all material respects, each obligation and agreement and complied with each covenant to be performed and complied with by them under this Agreement prior to the Closing Date, including, without limitation, all of their agreements contained in Article 5 of this Agreement;

          (c) Except as otherwise disclosed on the Disclosure Schedule, all consents by governmental or regulatory agencies or otherwise that are required for the consummation of the transactions contemplated hereby or that are required for Buyer to own, operate or control DSI or any portion of the assets of DSI or to prevent a breach of or a default under or a termination of any agreement material to DSI to which DSI is a party or to which any material portion of the assets of DSI is subject, other than consent to transfer licenses and real property leases will have been obtained;

          (d) No action or proceeding before any court or governmental body will be pending or threatened wherein a judgment, decree or order would prevent any of the transactions contemplated hereby or cause such transactions to be declared unlawful or to be rescinded or which might adversely affect the right of Buyer to own, operate or control DSI or any material portion of the assets of DSI or the value of the assets of DSI as of the Closing Date;

          (e) Prior to or at the Closing, Moss shall have entered into the Moss Consulting Agreement as described in Section 5.9 hereof and each of Richard Neitz, Thomas V. Yarnell, Dale Chen and Yau Wing Wong (Tommy Yau) (hereinafter collectively referred to as "Key Employees") shall have agreed upon and entered into employment agreements with DSI for a period of at least one (1) year following the Closing Date each containing a non-competition and non-solicitation covenant which shall remain in force for the term of employment plus one (1) year following any termination of employment and the employment contracts of Thomas V. Yarnell and Dale Chen shall contain a provision for six months severance pay after the end of the employment term such employment contracts attached hereto as Exhibit "Q" and incorporated herein for all
                             -----------
purposes;


          (f) Buyer and Rosie Subsidiary will have received from Chamberlain, Hrdlicka, White, Williams & Martin, counsel to DSI and Moss Parties, an opinion addressed to Buyer, dated the Closing Date and containing the opinions set out in Exhibit "R" attached hereto;
   -----------

          (g) At the Closing, DSI or Moss, as applicable, will have delivered the following:

          To Buyer and Rosie Subsidiary:

              (i) a certificate executed on behalf of DSI by its Chief Executive Officer stating that the conditions set forth in Sections 6.1(a) through 6.1(d) of this Agreement have been satisfied;

              (ii) to the extent such certificates are normally issued by the applicable jurisdiction, existence and good standing certificates for DSI and its Subsidiaries from the Secretary of State of the State of Texas, and from the appropriate governmental authority in Hong Kong and from every jurisdiction where a failure to be qualified or licensed would have a material adverse effect on the consolidated financial condition, results of operations or business of DSI dated not earlier than September 30, 1995, other than the Hong Kong certificate which shall be dated April 15, 1995;

             (iii) a copy of DSI's articles of incorporation certified by the Secretary of State of the State of Texas, and a copy of both DSI (HK) Limited and Magnifair Holdings Limited Corporate charter documents, certified by the appropriate governmental authorities of Hong Kong;

              (iv) such other documents as Buyer or Rosie Subsidiary may reasonably request in connection with the transactions contemplated hereby;

               (v) a certificate from DSI and Moss certifying that DSI has not entered into any arrangement, agreement or undertaking as described in Section 4.1(d)(i) without Buyer's and Subsidiary's prior written consent;

          To Buyer:

              (vi) stock certificate(s) in DSI representing the New Shares of Common Stock;

             (vii) stock certificate, or safekeeping receipt for the stock certificate, or other evidence of ownership reasonably satisfactory to Buyer representing one share of DSI (HK) not owned by DSI together with a fully executed stock power and other corporate documentation necessary to convey such one share of DSI (HK) to an individual or entity designated by Buyer;

            (viii) stock certificate, or safekeeping receipt for the stock certificate, or other evidence of ownership reasonably satisfactory to Buyer representing one share of Magnifair Holdings Limited not owned by DSI together with a fully executed stock power and other corporate documentation necessary to convey such one share of Magnifair Holdings Limited to an individual or entity designated by Buyer;

          To Rosie Subsidiary:

              (ix) stock certificate(s) in DSI representing the Transferred Shares together with a fully executed stock power and other documentation necessary to convey the Transferred Shares to Rosie Subsidiary.

          (h) Moss shall have entered into an indemnity agreement ("Indemnity
                                                                    ---------
Agreement") pursuant to which Moss shall indemnify DSI and Buyer from loss or
---------
damage relating to any Material Adverse Breach (as defined in Section 8.6 hereof) of Moss' representations, warranties and covenants contained in this Agreement and certain other matters described therein, substantially in the form attached hereto as Exhibit "S";
                   -----------

          (i) All actions to be taken by DSI and Moss in connection with the consummation of this Agreement at the Closing, the issuance of the New Shares and transfer of the Transferred Shares and the other transactions contemplated hereby and all documents required to be delivered by DSI and Moss in connection with the transactions contemplated hereby will be reasonably satisfactory in form to Buyer and Rosie Subsidiary;

          (j) Buyer and Rosie Subsidiary shall not have disapproved in writing any submitted amended or supplemented Disclosure Schedule pursuant to Section
5.11 hereof within five (5) business days of receipt thereof or prior to Closing, whichever is earlier;

          (k) DSI and Moss shall have obtained the landlord's written approval as evidenced by the Consent attached hereto as Exhibit "T" and incorporated
                                               -----------
herein with regard to the change in ownership of DSI as contemplated herein in connection with that certain Lease Agreement ("Lease") between Moss and DSI
                                               -----
dated June 1, 1992 relating to the DSI Houston Office;

          (l) Moss shall enter into that certain Non-Competition Agreement with Buyer in the form attached hereto as Exhibit "U";
                                     -----------

          (m) This Agreement has not been terminated by any party hereto in accordance with Section 7.1 prior to the Closing Date;

          (n) The waiting period under the Hart-Scott-Rodino Act, if applicable to the consummation of the Closing, shall have expired and there shall not be outstanding any order of a court restraining the transactions contemplated hereby;

          (o) Collateral assignment executed by the appropriate owner of the policy in favor of DSI for each insurance policy covered by the Split Dollar Agreements attached hereto as Exhibit "K" shall be delivered to Buyer, if
                              -----------
required by the Split Dollar Agreements, as amended;

          (p) Buyer, Rosie Subsidiary, DSI and Moss shall have taken all action and executed all documents necessary to consummate the merger of Rosie Subsidiary into DSI.

     6.2  Conditions to Moss' Obligations.  The obligations of Moss to transfer
          -------------------------------
the Transferred Shares to Rosie Subsidiary under this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date:

          (a) Except for breaches which do not constitute a Material Adverse Breach (as defined in Section 8.6 of this Agreement) by Buyer or Rosie Subsidiary, the representations and warranties set forth in Article 2 of this Agreement will be true and correct as of the date hereof and at and as of the Closing Date, as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties and with appropriate modifications of tense with respect to representations and warranties made as of a specified date;

          (b) Buyer and Rosie Subsidiary shall have performed, in all material respects, each obligation and agreement and complied with each covenant required to be performed and complied with by it under this Agreement prior to the Closing Date, including, without limitation, all of its agreements contained in
Article 5 of this Agreement;

          (c) No action or proceeding before any court or government body will be pending or threatened wherein a judgment, decree or order would prevent any of the transactions contemplated hereby or cause such transactions to be declared unlawful or to be rescinded or which might adversely affect the right of Buyer to own, operate or control DSI;

          (d) On the Closing Date, Buyer will have delivered to Moss or DSI as applicable the following:

              (i) a certificate executed on behalf of Buyer by its President or any Vice President stating that the conditions set forth in Sections 6.2(a) through (d) of this Agreement have been satisfied;

              (ii) certified copies of the resolutions duly adopted by Buyer's Board of Directors and a majority in interest of Buyer's Members including the consents to the transactions contemplated and provided for in this Agreement.

              (iii) existence and good standing certificates for the Buyer from the Secretary of State of the State of Texas dated not earlier than fifteen (15) days prior to the Closing Date;

               (iv) a copy of the Buyer's certificate of existence certified by the Secretary of State of the State of Texas;

                (v) the New Share Purchase Price as set forth in Section 1.1, without offset, via wire transfer or as otherwise provided herein;

               (vi) such other documents as Moss may reasonably request in connection with consummating the transactions contemplated hereby, including but not limited to a certificate attached hereto as Exhibit "V" and incorporated
                                                -----------
herein for all purposes from Buyer that no business other than actions related to the acquisition of DSI as contemplated or provided for herein has been consummated by Buyer;

                (vii) Buyer, Rosie Subsidiary and those individuals listed in

Exhibit "E" attached hereto shall execute the release attached hereto as Exhibit
-----------                                                              -------
"W" and incorporated herein for all purposes releasing Moss from any liability
---
for securities laws violations or claims of investors of Buyer related to the Private Placement Memorandum issued by Buyer;

          (e) on the Closing Date, Rosie Subsidiary will have delivered to Moss or DSI as applicable the following:

              (i) a certificate executed on behalf of Rosie Subsidiary by its President or any Vice President stating that the conditions set forth in Sections 6.2(a) through (d) of this Agreement have been satisfied;

              (ii) certified copies of the resolutions duly adopted by Rosie Subsidiary's Board of Directors;

              (iii) existence and good standing certificates for the Rosie Subsidiary from the Secretary of State of the State of Texas dated not earlier than fifteen (15) days prior to the Closing Date;

              (iv) a copy of the Rosie Subsidiary's certificate of incorporation certified by the Secretary of State of the State of Texas;

              (v) the Transferred Shares Purchase Price as set forth in Section 1.2;

              (vi) such other documents as Moss may reasonably request in connection with the transactions contemplated hereby, including but not limited to signed originals of all Exhibits attached hereto and incorporated herein and a certificate from Rosie Subsidiary that no business other than actions to consummate the transactions contemplated or provided for herein has been consummated by Rosie Subsidiary;

          (f) All actions to be taken by Buyer or Rosie Subsidiary in connection with the consummation of this Agreement as of the Closing Date, and all documents required to be delivered by Rosie Subsidiary or Buyer in connection with the transactions contemplated hereby will be reasonably satisfactory in form to Moss;

          (g) The Moss Consulting Agreement will have been executed and delivered by DSI to Moss by the Closing Date;

          (h) Buyer with DSI's cooperation as to document execution shall have caused Moss to be released from his personal guarantee under the $5,000,000.00 acceptance line of credit with State Street Bank, the $6,000,000 line of credit with Bank One and the guarantee for Rosie for commercials, and such other personal guarantees or co-makings of DSI indebtedness as requested in writing from Moss to Buyer;

          (i) This Agreement is not properly terminated by any Party in accordance with Section 7.1 hereto prior to the Closing Date;

          (j) Neither Buyer nor Subsidiary shall have disapproved during the permitted time in writing of any submitted Disclosure Schedule, pursuant to
Section 5.11 hereof, as amended or supplemented prior to the Closing Date;

          (k) DSI shall at the Closing pay to Rick Neitz a bonus of $1,050,000;

          (l) The waiting period under the Hart-Scott-Rodino Act, if applicable to the consummation of the Closing, shall have expired and there shall not be outstanding any order of a court restraining the transactions contemplated hereby.

          (m) At Closing, Buyer shall co-sign the Lease attached hereto as

Exhibit "X" and incorporated herein for all purposes for the Houston office and
-----------
warehouse facility.

          (n) Prior to or at the Closing, each of Richard Neitz, Thomas V. Yarnell, Dale Chen and Yau Wing Wong (Tommy Yau) (hereinafter collectively referred to as "Key Employees") shall have agreed upon and entered into employment agreements with DSI for a period of at least one (1) year following the Closing Date each containing a non-competition and non-solicitation covenant which shall remain in force for the term of employment plus one (1) year following any termination of employment such employment contracts attached hereto as Exhibit "Q" and incorporated herein for all purposes;
          -----------

          (o) Moss will have received from Sinex & Stephenson, P.L.L.C., counsel to Buyer and Rosie Subsidiary, an opinion addressed to Moss, dated the Closing Date and containing the opinions set out in Exhibit "Y" attached hereto.
                                            -----------

          (p) DSI has entered into a registration agreement attached hereto as

Exhibit "Z" and incorporated herein for all purposes with Moss with regard to
-----------
his shares of Common Stock in DSI.

          (q) Moss, Buyer and DSI will have received a fully executed release in the form attached hereto as Exhibit "AA" and incorporate herein for all
                            ------------
purposes, whereby WXY Consulting Corporation, Hardy & Company and Rick Neitz, and other entities set forth on

Exhibit "L" attached hereto release Moss, Buyer and DSI any liability for any
-----------
fees or commission associated with this transaction.

          (r) Moss shall receive a fully executed consent in the form attached hereto as Exhibit "BB" and incorporated herein for all purposes, whereby Bank
          ------------
One Texas, N.A., State Street Bank and Hibernia consent to the transactions as contemplated and provided for in this Agreement.

     6.3  Conditions to DSI's Obligations.  The obligations of DSI to issue the
          -------------------------------
New Shares to Buyer and to acquire Rosie Subsidiary through merger pursuant to this Agreement are subject to satisfaction of the following conditions on or before the Closing Date:

          (a) Except for breaches which do not constitute a Material Adverse Breach (as defined in Section 8.6 of this Agreement) by Buyer or Rosie Subsidiary, the representations and warranties set forth in Article 2 will be true and correct as of the date hereof and at and as of the Closing Date, as though then made as though the Closing Date were substituted for the date of the Agreement throughout such representations and warranties and with appropriate modifications of the tense with respect to representations and warranties made as of the specified date;

          (b) Buyer and Rosie Subsidiary shall have performed in all material respects, each obligation and agreement and complied with each covenant required to be performed and complied with by it under this Agreement prior to the Closing Date, including, without limitation, all of this agreement contained in
Article 5 of this Agreement;

          (c) No action or proceeding before any court or body will be pending or threatened wherein a judgment, decree or order would prevent any of the transactions contemplated hereby would cause such a transaction to be declared unlawful are to be rescinded or which might adversely effect the right of Buyer to own the New Shares and Moss to transfer the Transferred Shares to Rosie Subsidiary;

          (d) On the Closing Date, Buyer will have delivered to DSI the following:

              (i) a certified executed on behalf of Buyer by its President, or any Vice President stating that the conditions set forth in Section 6.2(a) through (d) of this Agreement have been satisfied;

              (ii) certified copies of the resolutions duly adopted by a majority in interest of Buyer's members and Buyer, Rosie Subsidiary and those individuals listed on Exhibit "E" attached hereto shall execute the release
                        -----------
  attached hereto as Exhibit "W" and incorporated herein for all purposes
                     -----------
  releasing Moss from any liability for securities laws violations or claims to investors of Buyer related to the Private Placement Memorandum issued by Buyer;

              (iii) existence and good standing certificates for Buyer from the Secretary of State from the State of Delaware dated not earlier then fifteen
(15) days prior to the Closing Date;

               (iv) a copy of Buyer's Certificate of Incorporation certified by the Secretary of State of the State of Delaware;

               (v) the New Shares Purchase Price as set forth in Section 1.1, without offset via wire transfer;

               (vi) such other documents as DSI may reasonably request in connection with the transaction as contemplated hereby including but not limited to signed originals of all Exhibits attached hereto and incorporated herein and a certificate from Buyer that no business other than actions to consummate the transactions contemplated or provided for herein has been consummated by Buyer;

          (e) On Closing Date, Rosie Subsidiary will have delivered to DSI the following:

               (i) a certified executed on behalf of Rosie Subsidiary by its President, or any Vice President stating that the conditions set forth in
  Section 6.2(a) through (d) of this Agreement have been satisfied;

               (ii) certified copies of the resolutions duly adopted by Rosie Subsidiary's Board of Directors and a majority in interest of Rosie Subsidiary's shareholders and Buyer, Rosie Subsidiary and those individuals listed on Exhibit "E" attached hereto shall execute the release attached
            -----------
  hereto as Exhibit "W" and incorporated herein for all purposes releasing Moss
            -----------
  from any liability for securities laws violations or claims to investors of Buyer related to the Private Placement Memorandum issued by Buyer;

               (iii) existence and good standing certificates for Rosie Subsidiary from the Secretary of State from the State of Texas dated not earlier then fifteen (15) days prior to the Closing Date;

               (iv) a copy of Rosie Subsidiary's Certificate of Incorporation certified by the Secretary of State of the State of Texas;

               (v) evidence that the Transferred Shares Purchase Price as set forth in Section 1.2 has been paid to Moss;

               (vi) such other documents as DSI may reasonably request in connection with the transaction as contemplated hereby including but not limited to signed originals of all Exhibits attached hereto and incorporated herein and a certificate from Rosie Subsidiary that no business other than actions to consummate the transactions contemplated or provided for herein has been consummated by Rosie Subsidiary;

          (f) On the Closing Date, Moss will have delivered to DSI the following:

            (i) a certificate executed by Moss stating the conditions set forth in Section 6.2 (a) through (n) of this Agreement have been satisfied;

            (ii) such other documents as DSI may reasonably request in connection with the transaction contemplated hereby;

            (iii) all actions to be taken by Moss in connection with the consummation of this Agreement at the Closing, the transfer of the Transferred Shares to Rosie Subsidiary and other transaction contemplated hereby and all documents required to be delivered by Moss in connection with the transaction contemplated hereby will be in reasonably satisfactory form to DSI.

          (g) This Agreement is not properly terminated by any Party in accordance with Section 7.1 hereto prior to the Closing Date;

          (h) Neither Buyer nor Rosie Subsidiary shall have disapproved in writing of any of the submitted Disclosure Schedules pursuant to Section 5.11 hereof, as amended or supplemented prior to the Closing Date;

          (i) The waiting period under the Hart-Scott-Rodino Act, applicable to the consummation of the Closing, shall have expired and there shall not be outstanding any order of a court restraining the transactions contemplated hereby.

          (j) Bank One Texas, N.A., Hibernia Corporation and Moss loans have been finalized and the Intercreditor Agreement agreed to and such lenders are prepared to fund such loans on the terms and conditions as agreed to by DSI, Buyer and Banks, such bank loan documents and Intercreditor Agreement attached hereto as Exhibit "CC".
          ------------

          (k) Resignation of all current Officers and Directors of DSI have been tendered to DSI. It is contemplated that simultaneously with the transaction a new Board of Directors for DSI and a new slate of officers will be elected as more particularly set forth on Exhibit "DD" attached hereto and incorporated
                               ------------
herein for all purposes.

                                   ARTICLE 7

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

     7.1  Termination.  This Agreement may be terminated at any time prior to
          -----------
the Closing Date only as follows: (a) by mutual consent of the Buyer and Moss;
(b) except for actions set out in Subsections (c) - (f) below, by any of the Parties upon written notice to the others that another Party has failed to take actions required of it hereunder or has taken an action not permitted to be taken or done hereunder and such Party does not cure same within five (5) days, or prior to the Closing Date if less than five (5) days, of receipt of notice of such default; (c) by Buyer upon notice to DSI and Moss of such termination because of Buyer's or Rosie Subsidiary's refusal to approve a proposed amendment to the Disclosure Schedule so long as such notice is made within five (5) days of Buyer's and Rosie Subsidiary's receipt of such proposed amendment to the Disclosure Schedule, or prior to the Closing Date if less than five

(5) days; (d) by Buyer upon notice to DSI and Moss that there has been a misrepresentation or breach of a representation or warranty or a failure to perform a covenant on the part of Moss with respect to his representations, warranties and covenants set forth in this Agreement which breach or failure constitutes a Material Adverse Breach, and Moss fails to cure same within thirty
(30) days of such notice or prior to Closing Date if less than thirty (30) days; and (e) by Moss upon notice to DSI and Buyer that there has been a misrepresentation or a breach of a representation or warranty or a failure to perform a covenant on the part of Buyer or Rosie Subsidiary with respect to its representations, warranties and covenants set forth in this Agreement which breach or failure constitutes a Material Adverse Breach, and Buyer or Rosie Subsidiary fail to cure same within thirty (30) days of such notice or prior to the Closing Date if less than thirty (30) days. Additionally, this Agreement shall automatically terminate if there is no Closing on or before the Closing Date as extended as provided herein.

     7.2  Amendment.  This Agreement and the exhibits attached hereto may not be
          ---------
amended, supplemented or modified except by a written instrument signed by each of the Parties.

     7.3  Waiver.  At any time prior to the Closing Date, (a) Buyer and Rosie
          ------
Subsidiary may (i) extend the time for the performance of any of the obligations or other acts of the DSI or Moss or (ii) waive compliance with any of the agreements of DSI or Moss or with any conditions to Buyer's or Rosie Subsidiary's own obligations, and (b) DSI and Moss may (i) extend the time for the performance of any of the obligations or other acts of Buyer, or (ii) waive compliance with any of the agreements of Buyer and Rosie Subsidiary or with any conditions to Moss' own obligations, in each case only to the extent such obligations, agreements and conditions are intended for their respective benefit, provided, such extension of time cannot be beyond the Closing Date without consent of the other party. No such waiver shall be effective unless made in writing and signed by the party making such waiver.

     7.4  Effect of Termination.  If this Agreement is terminated as provided in
          ---------------------
Section 7.1, this Agreement shall become void and neither Party shall have any further obligations hereunder, except as specifically provided herein. There shall be no liability or further obligation on the part of any Party hereto or any of the respective shareholders, officers, or directors of Buyer or Rosie Subsidiary, DSI or Moss except for specific performance under Section 8.11 and the termination pursuant hereto will relieve any Party from liability of any breach of this Agreement except the return of the Initial Amount by Moss should such return be required under Section 1.6 of this Agreement.

     7.5  Indemnification.  Upon Closing, Moss shall have agreed to indemnify
          ---------------
and hold harmless Buyer, Rosie Subsidiary and DSI from certain liabilities, costs, loss, damage, demand and other expenses, including attorney's fees (liabilities) pursuant to the Indemnity Agreement attached as Exhibit "S"
                                                              -----------
hereto. Buyer and DSI shall have agreed to indemnify and hold harmless Moss from certain liabilities, costs, loss, damage, demand and other expenses, including attorneys' fees ("Liabilities") pursuant to the Indemnity Agreement attached hereto as Exhibit "S" and incorporated herein for all purposes.
          -----------

                                   ARTICLE 8

                              GENERAL PROVISIONS
                              ------------------

     8.1  Survival of Representations and Warranties.  The representations,
          ------------------------------------------
warranties and covenants contained herein and in the Loan and Security Agreement attached hereto as Exhibit "B" set forth in this Agreement shall survive the
                   -----------
consummation of this Agreement for a period of three (3) years or until the indebtedness to Moss is paid whichever is longer. Any litigation arising out of or attributable to a breach of any representation, warranty or covenant contained herein must be commenced within such period. If not commenced within such period, any such claim will thereafter conclusively be deemed to be waived regardless of when such claim is or should have been discovered.

     8.2  Notices.  Except as otherwise provided in this Agreement, all notices
          -------
and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by telex, telecopy, facsimile (in the instance of facsimile, also confirmed in writing) or overnight courier, or mailed by registered or certified mail (postage prepaid and return receipt requested), to the party to whom the same is so delivered, sent or mailed at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Buyer or Rosie Subsidiary:

               Rosie Acquisition, L.L.C.
               c/o Sinex & Stephenson
               2323 South Shepherd, 14th Floor
               Houston, Texas  77019
               Attention:  M. D. Davis

               with a copy to:

               Sinex & Stephenson
               2323 South Shepherd, 14th Floor
               Houston, Texas 77019
               Attention:  James F. Stephenson, Jr.


          (b)  if to Moss:

               Tommy Moss
               906 Huntington Cove
               Houston, Texas 77063
               with a copy to:

               Chamberlain, Hrdlicka, White, Williams & Martin
               1200 Smith Street, Suite 1400
               Houston, Texas 77002-4310
               Attention: David M. Ostfeld, Esq.
               Fax: (713) 658-2553

Notices delivered personally or by telex, telecopy or facsimile shall be deemed delivered as of actual receipt, mailed notices shall be deemed delivered three
(3) days after mailing and overnight courier notices shall be deemed delivered one day after the date of sending. For purposes of this Agreement notice to Buyer of any fact or information shall be deemed to be notice to Rosie Subsidiary hereunder and notice to Moss of any fact or information shall be deemed to be notice to DSI.

     8.3  Interpretation.  The headings contained in this agreement are for
          --------------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated. For purposes of this Agreement, the phrase "to Moss' knowledge" and any other phrases generally
                            ------------------
referring to the knowledge of Moss, shall mean (i) the actual knowledge of Moss, or (ii) knowledge that would or should normally and customarily be known by an individual after making reasonable inquiry in a similar position of authority or responsibility as any of the Key Employees. For purposes of this Agreement, the phrase "to the Buyer's knowledge" and any other phrases generally referring to
        ------------------------
the knowledge of Buyer or Rosie Subsidiary shall mean (i) the actual knowledge of Buyer or Rosie Subsidiary or (ii) knowledge that would or should normally and customarily be known by an individual after making reasonably inquiry in a position of authority and responsibility as the officers and directors of Buyer and Rosie Subsidiary.

     8.4  Severability.  If any term, provision, covenant or agreement is held
          ------------
by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the Parties shall negotiate in good faith to modify the Agreement to preserve each Party's anticipated benefits under the Agreement.

     8.5  Miscellaneous.  This Agreement (together with all other documents and
          -------------
instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertaking both written and oral among the Parties with respect to the subject matter hereof, (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder; (c) shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Texas, without giving effect to the principles of conflict of laws thereof, and will to the maximum extent practicable, be deemed to call for performance in Harris County, Texas; and (d) shall not be assigned by operation of law or otherwise except as expressly provided in this Agreement. Courts within the State of Texas will have jurisdiction over any and all disputes between the Parties, whether in law or equity, arising out of or relating to this Agreement. The Parties consent to and agree to submit to the jurisdiction of such courts. Venue in any such dispute whether in federal or state court will be laid in Harris County, Texas. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

     8.6  Material Adverse Breach.  Breaches of representations, warranties and
          -----------------------
covenants by either party hereto which (a) individually results in damages to the other party in excess of $200,000 or (b) in the aggregate result in damages to the other party in excess of $200,000, shall constitute, for purposes of this Agreement, a "Material Adverse Breach," provided, however, that any breaches of
              -----------------------
representations, warranties and covenants that individually result in damages less than $1,000.00 shall not be counted for purposes of clause (b) above.

     8.7  Limitation of Liability.  Neither Buyer, Rosie Subsidiary, DSI nor
          -----------------------
Moss shall have any liability for breach of the representations, warranties and covenants made by them and contained in this Agreement unless such breach is a Material Adverse Breach.

     8.8  Confidentiality.  If the transaction proposed by this Agreement is not
          ---------------
consummated for any reason whatsoever, Buyer, Rosie Subsidiary and Moss shall keep confidential any information (unless required to be disclosed by governmental authorities or ascertainable from published information or trade sources) obtained from the other party or any of their vendors, customers, shareholders, or manufacturers concerning DSI's, or its Subsidiaries, or Buyer's or Rosie Subsidiary's operations or business and deliver and destroy such written information provided by each other party upon the respective party's written request. This agreement will survive termination of this Agreement.

     8.9  Arbitration.  Upon the request of any Party, whether made before or
          -----------
after the institution of any legal proceedings, any and all legal proceedings, action, dispute, controversies or claims of any kind arising out of, pertaining to, or in connection with, or relating to this Agreement, or any related agreement, document or instrument referred to in this Agreement, or the breach thereof now existing or arising hereafter between the Parties shall be determined solely and exclusively by binding arbitration in accordance with the Rules of, and shall be administered by, the American Arbitration Association under the Federal Arbitration Act, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Any Party to this Agreement may, by any proceeding, bring an action in court to compel such arbitration. Each Party shall select one arbitrator, and the two so designated shall select a third arbitrator. If any Party shall fail to designate an arbitrator within ten (10) days after arbitration is requested, or if the two
(2) arbitrators shall fail to select a third arbitrator within fourteen (14) days after arbitration is requested, then an arbitrator shall be selected by the American Arbitration Association under its rules upon application of either party. Arbitration proceedings shall be conducted in accordance with the Commercial Arbitration Rules then prevailing of the American Arbitration Association, or the closest appropriate rules determined by the American Arbitration Association. Any award rendered by a majority of the arbitrators shall be binding, and, notwithstanding the provisions of the following sentence, judgment thereon may be entered in any court of competent jurisdiction. All arbitration hearings conducted hereunder shall be held in Harris County, Texas. All costs of such arbitration, other than attorneys' fees, shall be borne equally by the Parties. All statutes of limitation that would otherwise be applicable shall apply to any arbitration proceedings.

     8.10 No Third Party Beneficiaries.  This Agreement shall not confer any
          ----------------------------
rights or remedies upon any person or entity other than the Parties and their respective successors and permitted assigns.

     8.11 Specific Performance.  Each of the Parties acknowledges and agrees
          --------------------
that no other remedies are available to Buyer and Rosie Subsidiary and Buyer and Rosie Subsidiary would be irreparably harmed in the event DSI or Moss fail to consummate the transaction contemplated herein. Accordingly, provided Buyer and Rosie Subsidiary have fulfilled its obligations as set forth in Section 6.2 and
6.3 hereof, Buyer or Rosie Subsidiary are not in breach or default of any other provision of this Agreement, the Agreement has not been previously terminated pursuant to the terms hereof and Buyer and Rosie Subsidiary are prepared to perform all of their respective post closing obligations and tenders such performance to DSI or Moss ("Purchase Conditions"), then Buyer and Rosie Subsidiary shall be entitled to enforce specifically this Agreement and the terms and provisions hereof upon waiving any default by DSI or Moss of their obligations herein other than any default which is the result of an intentional and willful action or inaction on the part of DSI or Moss for the primary purpose of causing Buyer and Rosie Subsidiary not to complete the transaction, in which event Buyer and Rosie Subsidiary shall be entitled to force DSI or Moss to cure such intentional and willful default or breach and specifically enforce Buyer's and Rosie Subsidiary's rights under this Agreement so long as such Purchase Conditions remain satisfied.

     8.12 Assignment by Moss.  Moss shall be entitled to assign all or any
          ------------------
portion of its rights under this agreement without Buyer's consent; provided, however, such assignment shall not in any way limit or modify Moss' obligations under this Agreement.

                           STOCK PURCHASE AGREEMENT

                                Signature Page
                                --------------

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above.

                                 ROSIE ACQUISITION, L.L.C.


                                 By: /s/ M. D. Davis
                                    ------------------------------
                                    M. D. Davis, President



                                 DSI ACQUISITION, INC.


                                 By: /s/ M. D. Davis
                                    ------------------------------
                                    M. D. Davis, President


                                 /s/ Tommy Moss
                                 ---------------------------------
                                 TOMMY MOSS



                                 DIVERSIFIED SPECIALISTS, INC.



                                 By: /s/ Richard R. Neitz
                                    ------------------------------
                                 Name: Richard R. Neitz
                                      ----------------------------
                                        President